================================================================================





                            FRUIT OF THE LOOM, INC.,
                                   as Issuer

                            FRUIT OF THE LOOM, LTD.,
                                  as Guarantor

                          THE GUARANTOR SUBSIDIARIES,
                                 as Guarantors


                          8 7/8% Senior Notes Due 2006



                         ------------------------------




                                   INDENTURE




                           Dated as of March 25, 1999




                            ------------------------




                         THE BANK OF NEW YORK, Trustee


================================================================================

                                TABLE OF CONTENTS



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                                            ARTICLE 1

                            Definitions and Incorporation by Reference


SECTION 1.01.       Definitions........................................................       1
SECTION 1.02.       Other Definitions..................................................      19
SECTION 1.03.       Incorporation by Reference of Trust
                       Indenture Act...................................................      19
SECTION 1.04.       Rules of Construction..............................................      20

                                            ARTICLE 2

                                          The Securities

SECTION 2.01.       Form and Dating....................................................      20
SECTION 2.02.       Execution and Authentication.......................................      21
SECTION 2.03.       Registrar and Paying Agent.........................................      22
SECTION 2.04.       Paying Agent To Hold Money in
                       Trust...........................................................      23
SECTION 2.05.       Securityholder Lists...............................................      23
SECTION 2.06.       Transfer and Exchange..............................................      23
SECTION 2.07.       Replacement Securities.............................................      24
SECTION 2.08.       Outstanding Securities.............................................      24
SECTION 2.09.       Temporary Securities...............................................      25
SECTION 2.10.       Cancellation.......................................................      25
SECTION 2.11.       Restrictive Legends................................................      25
SECTION 2.12.       Book-Entry Provisions for
                      Global Notes.....................................................      26
SECTION 2.13.       Special Transfer Provisions........................................      28
SECTION 2.14.       Defaulted Interest.................................................      30
SECTION 2.15.       Payment of Additional Interest Under
                      Registration Rights Agreement....................................      30
SECTION 2.16.       CUSIP Numbers......................................................      30

                                            ARTICLE 3

                                            Redemption

SECTION 3.01.       Redemption; Notices to Trustee.....................................      31
SECTION 3.02.       Section of Securities to be
                      Redeemed.........................................................      31
SECTION 3.03.       Notice of Redemption...............................................      31
SECTION 3.04.       Effect of Notice of Redemption.....................................      32
SECTION 3.05.       Deposit of Redemption Price........................................      32
SECTION 3.06.       Securities Redeemed in Part........................................      33

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                                       -i-



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                                            ARTICLE 4

                                            Covenants

SECTION 4.01.        Payment of Securities..............................................      33
SECTION 4.02.        SEC Reports........................................................      33
SECTION 4.03.        Limitation on Debt.................................................      34
SECTION 4.04.        Limitation on Debt and Preferred
                        Stock of Subsidiaries...........................................      35
SECTION 4.05.        Limitation on Restricted Payments..................................      37
SECTION 4.06.        Additional Subsidiary Guarantees
                       and Releases.....................................................      40
SECTION 4.07.        Disposition of Proceeds of Asset
                        Sales...........................................................      40
SECTION 4.08.        Limitation on Transactions with
                        Affiliates......................................................      43
SECTION 4.09.        Restrictions on Secured Debt.......................................      44
SECTION 4.10.        Restrictions on Sale and Leaseback
                        Transactions....................................................      45
SECTION 4.11.        Change of Control..................................................      46
SECTION 4.12.        Limitation on Restrictions on
                     Distributions from Subsidiaries
                     of FTL-Cayman......................................................      48
SECTION 4.13.        Compliance Certificate.............................................      48
SECTION 4.14.        Further Instruments and Acts.......................................      49
SECTION 4.15.        Covenants in Effect Prior to
                        Investment Grade Rating Date....................................      49
SECTION 4.16.        Payment of Additional Amounts......................................      49


                                            ARTICLE 5

                                       Successor Companies

SECTION 5.01.        When Company, FTL-Cayman or
                       Guarantor Subsidiaries May Merge
                       or Transfer Assets...............................................      51


                                            ARTICLE 6

                                      Defaults and Remedies

SECTION 6.01.        Events of Default..................................................      53
SECTION 6.02.        Acceleration.......................................................      55
SECTION 6.03.        Other Remedies.....................................................      55
SECTION 6.04.        Waiver of Past Defaults............................................      56
SECTION 6.05.        Control by Majority................................................      56


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SECTION 6.06.       Limitation on Suits................................................      56
SECTION 6.07.       Rights of Holders To Receive
                       Payment.........................................................      57
SECTION 6.08.       Collection Suit by Trustee.........................................      57
SECTION 6.09.       Trustee May File Proofs of Claim...................................      57
SECTION 6.10.       Priorities.........................................................      57
SECTION 6.11.       Undertaking for Costs..............................................      58
SECTION 6.12.       Waiver of Stay or Extension Laws...................................      58
SECTION 6.13.       Indemnification of Judgment Currency...............................      58

                                    ARTICLE 7

                                     Trustee

SECTION 7.01.       Duties of Trustee..................................................      59
SECTION 7.02.       Rights of Trustee..................................................      60
SECTION 7.03.       Individual Rights of Trustee.......................................      61
SECTION 7.04.       Trustee's Disclaimer...............................................      61
SECTION 7.05.       Notice of Default..................................................      61
SECTION 7.06.       Reports by Trustee to Holders......................................      62
SECTION 7.07.       Compensation and Indemnity.........................................      62
SECTION 7.08.       Replacement of Trustee.............................................      63
SECTION 7.09.       Successor Trustee by Merger........................................      63
SECTION 7.10.       Eligibility Disqualification.......................................      64
SECTION 7.11.       Preferential Collection of Claim
                       Against Company.................................................      64

                                    ARTICLE 8

                       Discharge of Indenture; Defeasance

SECTION 8.01.       Discharge of Liability on
                       Securities; Defeasance..........................................      64
SECTION 8.02.       Conditions to Defeasance...........................................      65
SECTION 8.03.       Application of Trust Money.........................................      67
SECTION 8.04.       Repayment to Company...............................................      67
SECTION 8.05.       Indemnity for Government
                       Obligations.....................................................      67
SECTION 8.06.       Reinstatement......................................................      67


                                    ARTICLE 9

                                   Amendments

SECTION 9.01.       Without Consent of Holders.........................................      68
SECTION 9.02.       With Consent of Holders............................................      68
SECTION 9.03.       Compliance with Trust Indenture
                       Act.............................................................      69


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                                      -iii-



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SECTION 9.04.       Revocation and Effect of Consents
                       and Waivers.....................................................      69
SECTION 9.05.       Notation on or Exchange of
                       Securities......................................................      70
SECTION 9.06.       Trustee To Sign Amendments.........................................      70
SECTION 9.07.       Payment for Consent................................................      70


                                            ARTICLE 10

                                            Guarantee

SECTION 10.01.      FTL-Cayman Guarantee...............................................      70
SECTION 10.02.      Limitation of FTL-Cayman's Liability...............................      72
SECTION 10.03.      Subsidiary Guarantees..............................................      73
SECTION 10.04.      Limitation of Guarantor Subsidiaries'
                      Liability........................................................      74
SECTION 10.05.      Termination of Subsidiary Guarantees...............................      75



                                          Miscellaneous

SECTION 11.01.      Trust Indenture Act Controls.......................................      75
SECTION 11.02.      Notices............................................................      75
SECTION 11.03.      Communication by Holders with Other
                       Holders.........................................................      76
SECTION 11.04.      Certificate and Opinion as to
                       Conditions Precedent............................................      76
SECTION 11.05.      Statements Required in Certificate
                       or Opinion......................................................      76
SECTION 11.06.      Appointment of Agent; Submission to
                        Jurisdiction; Waiver of Immunity;
                        Consent to Service.............................................      77
SECTION 11.07.      When Securities Disregarded........................................      77
SECTION 11.08.      Rules by Trustee, Paying Agent and
                       Registrar.......................................................      78
SECTION 11.09.      Legal Holidays.....................................................      78
SECTION 11.10.      Governing Law......................................................      78
SECTION 11.11.      No Recourse Against Others.........................................      78
SECTION 11.12.      Successors.........................................................      78
SECTION 11.13.      Multiple Originals.................................................      78
SECTION 11.14.      Table of Contents; Headings........................................      79

Exhibit A - Form of Initial Security
Exhibit B - Form of Exchange Security
Exhibit C - Form of Certificate to be Delivered in Connection
               with Transfers Pursuant to Regulation S

                                    INDENTURE dated as of March 25, 1999, among
                           FRUIT OF THE LOOM, INC., a Delaware corporation, (the "Company"), FRUIT OF THE LOOM, LTD., a Cayman Islands company, ("FTL-Cayman"), the Guarantor Subsidiaries (as defined herein) and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee").


                                    Recitals

         WHEREAS, The Company has duly authorized the issuance of $250,000,000 aggregate principal amount of 8 7/8% Senior Notes due 2006 (the "Initial Securities"), and the issuance of 8 7/8% Senior Notes due 2006, to be exchanged for the Initial Securities as contemplated by the Registration Rights Agreement (as defined herein) (the "Exchange Securities" and, together with the Initial Securities, the "Securities"); and

         WHEREAS, all acts and things necessary have been done to make (i) the Securities, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company and the FTL-Cayman Guarantee, the valid obligation of the Guarantor and the Subsidiary Guarantees, the valid obligation of the Guarantor Subsidiaries and (ii) this Indenture a valid agreement of the Company, FTL-Cayman and the Guarantor Subsidiaries in accordance with the terms of this Indenture;

         NOW, THEREFORE, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the
Securities:


                                    ARTICLE 1

                   Definitions and Incorporation by Reference

                  SECTION 1.01.  Definitions.

                  "Accounts Receivable Subsidiary" means FTL Receivables Company and any other present or future Subsidiary of FTL-Cayman which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of FTL-Cayman (as provided below) as an Accounts Receivable Subsidiary and (a) for which no portion of the Debt or any other obligation (contingent or otherwise) of which (i) is guaranteed by FTL-Cayman or any Subsidiary of FTL-Cayman (excluding guarantees of obligations (other than the principal of, and interest on, Debt) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction),

(ii) is recourse to or obligates FTL-Cayman or any Subsidiary of FTL-Cayman in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, or (iii) subjects any property or asset of FTL-Cayman or any Subsidiary of FTL-Cayman (other than accounts receivable and related assets as provided in the definition of "Qualified Receivables Transaction"), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither FTL-Cayman nor any Subsidiary of FTL-Cayman has any material contract, agreement, arrangement or understanding other than on terms no less favorable to FTL-Cayman or such Subsidiary than those that might be obtained at the time from persons who are not Affiliates of FTL-Cayman, other than fees payable in the ordinary course of business in connection with servicing accounts receivable and
(c) with which neither FTL-Cayman nor any Subsidiary of FTL-Cayman has any obligation to maintain or preserve such Subsidiary's financial condition or cause such Subsidiary to achieve certain levels of operating results.

                  "Additional Subsidiary Guarantees" means the guarantees by the Subsidiaries of FTL-Cayman of the payment of the Company's 7% Debentures due 2011, the Company's 6 1/2% Senior Notes due 2003 and the Company's 7 3/8% Debentures due 2023.

                  "Affiliate" of any specified person means (i) any other person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified person or (ii) any other person who is a director or executive officer of the Company, FTL-Cayman or any Guarantor Subsidiary. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. No person (other than FTL-Cayman or any Subsidiary of FTL-Cayman) in whom an Accounts Receivable Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of FTL-Cayman or any of FTL-Cayman's Subsidiaries solely by reason of such Investment.

                  "Articles of Association" means the Amended and Restated Articles of Association of FTL-Cayman, as in effect on the Issue Date.

                  "Asset Acquisition" means (i) an investment by FTL-Cayman or any Subsidiary of FTL-Cayman in any other person pursuant to which such person will become a Subsidiary of FTL-Cayman or will be merged or consolidated with or into FTL-Cayman or any Subsidiary of FTL-Cayman or (ii) the acquisition by FTL-Cayman or any Subsidiary of FTL-Cayman of the assets of any person which constitute substantially all of the assets of such person, or any division or line of business of such person, or which is otherwise outside of the ordinary course of business.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance or transfer or other disposition (including, without limitation, any merger, consolidation or sale-leaseback transaction) to any person other than FTL-Cayman or a Subsidiary of FTL-Cayman, in one or a series of related transactions, of
(i) any Capital Stock of any Subsidiary of FTL-Cayman; (ii) all or substantially all of the assets of any division or line of business of FTL-Cayman or any Subsidiary of FTL-Cayman; or (iii) any other properties or assets of FTL-Cayman or any Subsidiary of FTL-Cayman other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" will not include (a) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is governed by the provisions of Article 5; (b) sales of surplus and other property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of FTL-Cayman or any Subsidiary of FTL-Cayman, as the case may be; (c) any transaction consummated in compliance with Section 4.05 or (d) any sale, conveyance, transfer, lease or other disposition of any aircraft owned by FTL-Cayman or any Subsidiary of FTL-Cayman as of the date of this Indenture. For purposes of Section 4.07, the term "Asset Sale" shall not include (x) any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions (1) constituting a Capital Lease Obligation or a transfer consisting solely of a grant of a security interest permitted by this Indenture or (2) involving assets with a Fair Market Value not in excess of $10,000,000, (y) sales of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to an Accounts Receivable Subsidiary for the fair market value thereof, including cash in an amount at least equal to 75% of the book value thereof as determined in accordance with GAAP, it being understood that, for the purposes of this clause (y), notes (including subordinated notes) received in exchange for the transfer of accounts receivable and related assets will be deemed cash if the Accounts Receivable Subsidiary or other payor is required to repay said notes as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of FTL-Cayman entered into as part of a Qualified Receivables Transaction; and (z) transfers of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" (or a fractional undivided interest therein) by an Accounts Receivable Subsidiary in a Qualified Receivables Transaction.

                  "Attributable Debt" means, as to any particular lease under which any person is at the time liable and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the remaining primary term thereof, without giving effect to any renewals at the option of the lessee, discounted from the respective due dates thereof to such date at the rate of interest implicit in the terms of such lease. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges.

                  "Average Life" means, as of the date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption payment on such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

                  "Board of Directors" means the Board of Directors of FTL-Cayman or any committee thereof duly authorized to act on behalf of such Board.

                  "Business Day" means each day which is not a Legal Holiday.

                  "Capital Lease Obligations" of a person means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "Capital Stock" means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock, including any Preferred Stock.

                  "Cash Equivalents" means, at any time, (i) any evidence of Debt with a maturity of not more than one year issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit, Eurodollar time deposits or bankers' acceptances with a maturity of not more than one year of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500.0 million; (iii) commercial paper with a maturity of not more than one year issued by a corporation that is not an Affiliate of the Company organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Group, at least P-1 by Moody's Investor Services, Inc. or the equivalent to any such category of Standard & Poor's Rating Group or Moody's Investor Services, Inc. used by another nationally recognized rating agency; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above; and (v) transaction deposit accounts with domestic commercial banks.

                  "Change of Control" means the occurrence of any of the following events:

                  (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have beneficial ownership of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of FTL-Cayman;

                  (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of FTL-Cayman (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of FTL-Cayman was approved by a vote of 66 2/3% of the directors of FTL-Cayman then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of FTL-Cayman then in office;

                  (iii) FTL-Cayman consolidates with or merges with or into another person or conveys, transfers or leases all or substantially all of its assets to any person, or any person consolidates with or merges into FTL-Cayman, in either event pursuant to a transaction in which the outstanding Voting Stock of FTL-Cayman is changed into or exchanged for cash, securities or other property (excluding, however, any such transaction where the outstanding Voting Stock of FTL-Cayman is changed into or exchanged for Voting Stock of the surviving or transferee corporation which is neither Redeemable Stock nor Exchangeable Stock and in which no "person" (as defined in clause
         (i) above), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the surviving or transferee corporation); or

                  (iv) FTL-Cayman ceases to own at least 90% of the Voting Stock of the Company.

                  "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

                  "Consolidated EBITDA" means, with respect to any person for any period, the Consolidated Net Income of such person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, to the extent such losses were deducted in computing such consolidated Net Income, plus (ii) provision for taxes based on income or profits of such person and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income, plus (iii) Consolidated Interest Expense of such person and its Subsidiaries for such period, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (v) non-cash items increasing such Consolidated Net Income for such period (other than items that were accrued in the ordinary course of business), in each case, on a consolidated basis and determined in accordance with GAAP.

                  "Consolidated EBITDA Coverage Ratio" with respect to any period means the ratio of (i) the aggregate amount of Consolidated EBITDA for such period to (ii) the aggregate amount of Consolidated Interest Expense for such period.

                  "Consolidated Interest Expense" means, for any period, the total interest expense of FTL-Cayman and its consolidated subsidiaries, determined on a consolidated basis in accordance with GAAP, plus the amount of all dividends paid by FTL-Cayman or any Subsidiary of FTL-Cayman with respect to
(i) any Preferred Stock of any Subsidiary of FTL-Cayman or (ii) Preferred Stock which is convertible into Debt of FTL-Cayman or any Subsidiary of FTL-Cayman, as applicable.

                  "Consolidated Net Income" means, for any period, the net income of FTL-Cayman and its consolidated subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

                  (i) any net income of any person if such person is not a Subsidiary of FTL-Cayman, except that (A) FTL-Cayman's equity in the net income of any such person for such period shall be included in such Consolidated Net Income for purposes of clause (3)(a) of Section 4.05 up to the aggregate amount of cash actually distributed by such person during such period to FTL-Cayman or a Subsidiary of FTL-Cayman as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Subsidiary of FTL-Cayman, to the limitations contained in clause (iii) below) and (B) FTL-Cayman's equity in a net loss of any such person for such period shall be included in determining such Consolidated Net Income;

                  (ii) any net income of any person acquired by FTL-Cayman or a Subsidiary of FTL-Cayman in a pooling of interests transaction for any period prior to the date of such acquisition;

                  (iii) any net income of any Subsidiary of FTL-Cayman if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to FTL-Cayman, except that (A) FTL-Cayman's equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Subsidiary during such period to FTL-Cayman or another Subsidiary of FTL-Cayman as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Subsidiary of FTL-Cayman, to the limitation contained in this clause), (B) FTL-Cayman's equity in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income and (C) FTL-Cayman's equity in the net income or net loss of the Company for such period shall be included in such Consolidated Net Income whether or not the Company is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions to FTL-Cayman;

                  (iv) any gain (but not loss) realized upon the sale or other disposition of any property, plant or equipment of FTL-Cayman or its consolidated subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any person;

                  (v) the cumulative effect of a change in accounting principles; or

                  (vi) any write-downs, write-offs, other negative revaluations and other negative extraordinary charges incurred prior to the Issue Date.

                  "Consolidated Net Tangible Assets" means the total assets shown on the balance sheet of FTL-Cayman and its consolidated subsidiaries, determined on a consolidated basis using GAAP, as of any date selected by FTL-Cayman not more than 90 days prior to the taking of any action for the purpose of which the determination is being made, less (i) all current liabilities and minority interests and (ii) goodwill and other intangibles.

                  "Consolidated Net Worth" of any person means the total amounts shown on the balance sheet of such person and its consolidated subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of such person ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of such person plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus
(iii) any retained earnings or earned surplus less (A) any accumulated deficit,
(B) any amounts attributable to Redeemable Stock and (C) any amounts attributable to Exchangeable Stock.

                  "Credit Agreement" means the Credit Agreement dated as of September 19, 1997, by and among the Company, certain subsidiaries of the Company and the financial institutions named therein, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, whether by the same or any other group of lenders.

                  "Debt" of any person means, without duplication,

                  (i) the principal of and premium (if any) in respect of (A) indebtedness of such person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;

                  (ii) all Capital Lease Obligations of such person;

                  (iii) all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such person and all obligations of such person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

                  (iv) all obligations of such person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such person of a demand for reimbursement following payment on the letter of credit);

                  (v) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Redeemable Stock or Exchangeable Stock (but excluding any accrued dividends);

                  (vi) all obligations of the type referred to in clauses (i) through (v) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable as obligor, guarantor or otherwise; provided, however, that to the extent such person is responsible or liable for the obligation of another person to pay interest on Debt, then a designated percentage of such interest or the amount of the underlying Debt, as the case may be, shall be deemed Debt of the referent person and the amount of such deemed Debt of the referent person shall be equal to the lesser of (A) the aggregate principal amount of the underlying Debt or (B) the aggregate amount of interest due or payable over the term of such Debt (or the term of the Securities, if shorter) determined based upon the rate of interest in effect as of the date of such determination, together with the maximum prepayment premium or penalty which could become due or payable with respect to such Debt if such Debt was prepaid prior to the maturity of the Securities;

                  (vii) all fees and expenses incurred by such person in connection with the incurrence of any of the obligations described in this definition; and

                  (viii) all obligations of the type referred to in clauses (i) through (vii) of other persons secured by any Lien on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Depositary" means The Depository Trust Company, or such depositary as the Company may appoint as a successor thereto.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Securities" has the meaning set forth in the recitals hereto.

                  "Exchangeable Stock" means any Capital Stock of the Company or FTL-Cayman which is exchangeable or convertible into another security (other than Capital Stock of the Company or FTL-Cayman which is neither Exchangeable Stock nor Redeemable Stock).

                  "Fair Market Value" means, with respect to any asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of FTL-Cayman acting in good faith conclusively evidenced by a board resolution thereof delivered to the Trustee or, with respect to any asset valued at up to $1,000,000, such determination may be made by a duly authorized officer of FTL-Cayman evidenced by an Officer's Certificate delivered to the Trustee.

                  "FTL-Cayman" means the party named as such in this Indenture until a successor replaces it pursuant to Article 5 of this Indenture and thereafter means such successor.

                  "FTL-Cayman Class A Shares" means the Class A ordinary shares, par value $0.01 per share, of FTL-Cayman.

                  "FTL-Cayman Class B Shares" means the Class B redeemable ordinary shares, par value $0.01 per share, of FTL-Cayman.

                  "FTL-Cayman Guarantee" means the full and unconditional guarantee by FTL-Cayman of the obligations of the Company under the Securities and this Indenture in accordance with Article 10.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the Issue Date and are consistently applied.

                  "Guarantor Subsidiary" means each Subsidiary of the Company that is a party to this Indenture on the Issue Date and any other Subsidiary of FTL-Cayman that guarantees payment of the Securities by executing and delivering a Subsidiary Guarantee.

                  "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

                  "Indenture" means this Indenture as amended or supplemented from time to time.

                  "Initial Purchasers" means Credit Suisse First Boston Corporation, NationsBanc Montgomery Securities LLC and Scotia Capital Markets
(USA), Inc.

                  "Initial Securities" has the meaning set forth in the preamble hereto.

                  "Investment" in any person means any loan or advance to, any acquisition of Capital Stock, equity interest, obligation or other security of, or capital contribution or other investment in, such person.

                  "Investment Grade" means a rating in one of the four highest categories (without regard to subcategories within such rating categories) by a Rating Agency.

                  "Investment Grade Rating Date" means the first date on which the Securities are rated Investment Grade by two Rating Agencies.

                  "Investment Grade Rating Period" means any period from an Investment Grade Rating Date until the date immediately preceding a subsequent Non-Investment Grade Rating Date.

                  "issue" means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Debt or Capital Stock of a person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary.

                  "Issue Date" means the original issue date of the Securities hereunder.

                  "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or in the state in which the Trustee has its principal corporate trust office.

                  "Lien" means any mortgage, pledge, security interest, conditional sale or other title retention agreement or other similar lien.

                  "Make-Whole Premium" means, with respect to any Security at any Redemption Date, the excess, if any, of (a) the aggregate present value of the sum of the principal amount of such Security and the amount of interest (exclusive of interest accrued to the Redemption Date) that would have been payable in respect of such principal amount if such redemption had not been made, discounted on a semi-annual bond equivalent basis to the Redemption Date from the respective dates on which such principal and interest would have been payable at a per annum interest rate equal to the sum of the Treasury Yield (determined on the Business Day immediately preceding the Redemption Date), plus
62.5 basis points, over (b) the principal amount of the Security being redeemed.

                  "Merger" means the merger of the Company with FTL Merger Corp., a Wholly Owned Subsidiary of FTL-Cayman, pursuant to which the Company became a Subsidiary of FTL-Cayman.

                  "Net Available Cash" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to FTL-Cayman or any Subsidiary of FTL-Cayman) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of legal counsel and investment bankers) related to such Asset Sale,
(ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any person (other than FTL-Cayman or any Subsidiary of FTL-Cayman) owning a beneficial interest in the assets subject to the Asset Sale and (iv) appropriate amounts to be provided by FTL-Cayman or any Subsidiary of FTL- Cayman, as the case may be, as a reserve required in accordance with GAAP consistently applied against any liabilities associated with such Asset Sale and retained by FTL-Cayman or any Subsidiary of FTL-Cayman, as the case may be, after such Asset Sale, including, without limitation, pension and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale (provided that the amount of any such reserves shall be deemed to constitute Net Available Cash at the time such reserves shall have been released or are not otherwise required to be retained as a reserve).

                  "Net Cash Proceeds" means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received) from any sale, lease, transfer or other disposition of Capital Stock of FTL-Cayman or a Subsidiary of FTL-Cayman or property or other assets of FTL-Cayman or a

Subsidiary of FTL-Cayman, in each case net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and any taxes payable and reasonably estimated income taxes, as a consequence of such sale, lease, transfer or other disposition.

                  "Non-Convertible Capital Stock" means, with respect to any corporation, any non-convertible Capital Stock of such corporation and any Capital Stock of such corporation convertible solely into non-convertible common stock of such corporation; provided, however, that NonConvertible Capital Stock shall not include any Redeemable Stock or Exchangeable Stock.

                  "Non-Investment Grade" means any rating by a Rating Agency which does not constitute an Investment Grade Rating.

                  "Non-Investment Grade Rating Date" means each date on which the Securities are rated Non-Investment Grade by two Rating Agencies.

                  "Non-Investment Grade Rating Period" means any period of time which is not an Investment Grade Rating Period.

                  "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

                  "Offering" shall have the meaning set forth in the Offering Circular.

                  "Offering Circular" means the offering circular dated as of March 18, 1999 relating to the Offering and sale of the Securities.

                  "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company or FTL-Cayman, as the case may be.

                  "Officers' Certificate" means a certificate signed by two Officers.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, FTL-Cayman or the Trustee.

                  "Permitted Holders" means William Farley and his Affiliates.

                  "Permitted Mortgages" means (a) Mortgages imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of FTL-Cayman or the applicable Subsidiary in accordance with GAAP; (b) statutory Mortgages of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Mortgages arising by operation of law in the ordinary course of business, (c) Mortgages securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (d) Mortgages arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; and (e) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation.

                  "Permitted Refinancing Debt" means any Debt of FTL-Cayman or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Debt of FTL-Cayman or any of FTL-Cayman's Subsidiaries (other than intercompany Debt); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the premium, if any, together with all reasonable fees, charges and expenses incurred in connection with the refinancing of the Debt so extended, refinanced, renewed, replaced, defeased or refunded; (ii) such Permitted Refinancing Debt has a Stated Maturity that is the same as or later than the Stated Maturity of, and has an Average Life equal to or greater than the Average Life of, the Debt being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Debt being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities, the FTL-Cayman Guarantee or the Subsidiary Guarantees, such Permitted Refinancing Debt is subordinated in right of payment to the Securities, the FTL-Cayman Guarantee or the Subsidiary Guarantees, as the case may be, to the same extent as the Debt being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) the Debt either is incurred by FTL-Cayman, the Company or any of the Guarantor Subsidiaries or is incurred by the Subsidiary who is the obligor on the Debt being extended, refinanced, renewed, replaced, defeased or refunded.

                  "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                  "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

                  "Qualified Receivables Transaction" means any transaction or series of transactions entered into by FTL-Cayman or any of its Subsidiaries pursuant to which FTL-Cayman or any of its Subsidiaries sells, conveys or otherwise transfers to (i) an Accounts Receivable Subsidiary (in the case of a transfer by FTL-Cayman or any of its Subsidiaries) or (ii) any other person (in the case of a transfer by an Accounts Receivable Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of FTL-Cayman or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, property sold giving rise to such accounts receivable (including returned goods), all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

                  "Rating Agency" means each of Standard & Poor's Rating Services, Duff & Phelps Credit Rating Co. and Moody's Investors Service, Inc. (or, in any case, if such person ceases to rate the Securities for reasons outside the control of the Company, any other "nationally recognized statistical rating organization" (within the meaning of Rule 15c3-1(c)(2)(vi) under the Exchange Act) selected by the Company as a replacement rating agency.

                  "Redeemable Stock" means any Capital Stock that by its terms or otherwise is required to be redeemed on or prior to the first anniversary of the Stated Maturity of the Securities or is redeemable at the option of the holder thereof at any time on or prior to the first anniversary of the Stated Maturity of the Securities.

                  "Redemption Date" means the date fixed by the Company for redemption of the Securities hereunder.

                  "Reference Period" with respect to any computation of the Consolidated EBITDA Coverage Ratio, means the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of determination of the Consolidated EBITDA Coverage Ratio.

                  "Registration Rights Agreement" means the registration rights agreement, dated as of March 18, 1999, by and among the Company, FTL-Cayman, the Guarantor Subsidiaries and the Initial Purchasers, with respect to the Securities.

                  "Regulation S" means Regulation S promulgated under the Securities Act.

                  "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to receive, at its request, and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

                  "Restricted Subsidiary" means a Subsidiary substantially all the property of which is located, or substantially all the business of which is carried on, within the United States of America.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities" means the Securities issued under this Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

                  "Significant Subsidiary" means (i) any Subsidiary of FTL-Cayman which at the time of determination either (A) had assets which, as of the date of FTL-Cayman's most recent quarterly consolidated balance sheet, constituted at least 5% of FTL-Cayman's total assets on a consolidated basis as of such date or (B) had revenues for the 12-month period ending on the date of FTL-Cayman's most recent quarterly consolidated statement of income which constituted at least 5% of FTL-Cayman's total revenues on a consolidated basis for such period (each such determination being made in accordance with GAAP) or
(ii) any Subsidiary of FTL-Cayman which, if merged with all Defaulting Subsidiaries of FTL-Cayman, would at the time of determination either (A) have had assets which, as of the date of FTL-Cayman's most recent quarterly consolidated balance sheet, would have constituted at least 10% of FTL-Cayman's total assets on a consolidated basis as of such date or (B) have had revenues for the 12-month period ending on the date of FTL-Cayman's most recent quarterly consolidated statement of income which would have constituted at least 10% of FTL-Cayman's total revenues on a consolidated basis for such period (each such determination being made in accordance with GAAP). "Defaulting Subsidiary" means any Subsidiary of FTL-Cayman with respect to which an event described under clause (6), (7), (8) or (9) of Section 6.01 has occurred and is continuing.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

                  "Subordinated Obligation" means any Debt of the Company which is subordinate or junior in right of payment to the Securities, any Debt of any Guarantor Subsidiary which is subordinate or junior in right of payment to the Subsidiary Guarantee of such Guarantor Subsidiary and any Debt of FTL-Cayman which is subordinate or junior in right of payment to the FTL-Cayman Guarantee, in each case whether outstanding on the date hereof or hereafter incurred.

                  "Subsidiary" means, with respect to any person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such person, (ii) such person and one or more Subsidiaries or (iii) one or more Subsidiaries.

                  "Subsidiary Guarantees" means the full and unconditional guarantee by each of the Guarantor Subsidiaries of the obligations of the Company under the Securities and this Indenture in accordance with Article 10.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss. 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided by
Section 9.03.

                  "Treasury Yield" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as complied by and published in the most recent Federal Reserve Statistical Release
H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar data)) most nearly equal to the then remaining Average Life of the Securities; provided, that if the Average Life of the Securities is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Average Life of the Securities is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

                  "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                  "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

                  "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

                  "Wholly Owned Subsidiary" means, with respect to any person, a Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by such person or another Wholly Owned Subsidiary, provided, however, that the Company shall be deemed a Wholly Owned Subsidiary of FTL-Cayman so long as FTL-Cayman owns at least 90% of the Voting Stock of the Company and the only outstanding Capital Stock of the Company is the class of common stock and the shares of Preferred Stock outstanding immediately following consummation of the Merger.

                  SECTION 1.02.  Other Definitions.

                                                                                       Defined in
                                    Term                                                 Section
                                    ----                                               ----------
         "Agent Members"......................................................          2.12
         "Affiliate Transaction"..............................................          4.08
         "Bankruptcy Law".....................................................          6.01
         "Benefitted Party"...................................................          10.01
         "covenant defeasance option".........................................          8.01(b)
         "Custodian"..........................................................          6.01
         "Event of Default"...................................................          6.01
         "Global Note"........................................................          2.01
         "legal defeasance option"............................................          8.01(b)
         "Legal Holiday"......................................................          11.09
         "Lender".............................................................          4.10
         "Mortgages"..........................................................          4.09
         "Notice of Default"..................................................          6.01
         "Offer"..............................................................          4.07(b)
         "Offer Amount".......................................................          4.07(c)
         "Offer Period".......................................................          4.07(c)
         "Paying Agent".......................................................          2.03
         "Physical Notes".....................................................          2.01
         "Purchase Date"......................................................          4.07(c)
         "Private Placement Legend"...........................................          2.11
         "QIB"................................................................          2.13
         "Registrar"..........................................................          2.03
         "Restricted Payment".................................................          4.05
         "Unutilized Net Available Cash"......................................          4.07(b)


                  SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Securityholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect from time to time;

                  (3) "or" is not exclusive;

                  (4) "including" means including, without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular;

                  (6) unsecured debt shall not be deemed to be subordinate or junior to secured debt merely by virtue of its nature as unsecured debt;

                  (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP and accretion of principal on such security shall be deemed to be the issuance of Debt; and

                  (8) the principal amount of any Redeemable Stock shall be (i) the maximum liquidation value of such Redeemable Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Redeemable Stock, whichever is greater.


                                    ARTICLE 2

                                 The Securities

                  SECTION 2.01. Form and Dating. The Initial Securities and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit
B, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A and Exhibit B are part of the terms of this Indenture.

                  Securities offered and sold in reliance upon Rule 144A or in offshore transactions in reliance upon Regulation S will initially be issued in the form of one or more global Securities in registered form, substantially in the form set forth in Exhibit A (the "Global Note"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in
Section 2.11 hereof. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary.

                  Subsequent to the initial issuance of the Global Note, physical certificates for notes transferred in reliance on any exemption from registration under the Securities Act, other than as described in the preceding paragraph, shall be issued in substantially the form set forth in Exhibit A, subject to the Company's and the Trustee's right prior to any such transfer to require the delivery of an Opinion of Counsel, certifications and/or other information satisfactory to each of them (the "Physical Notes"). Physical Notes may initially be registered in the name of the Depositary or a nominee of such Depositary and be delivered to the Trustee as custodian for such Depositary. Beneficial owners of Physical Notes, however, may request registration of such Physical Notes in their names or the names of their nominees.

                  SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication of the Security. The Signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate and make available for delivery
(i) Initial Securities for original issue in an aggregate principal amount of $250,000,000 and (ii) Exchange Securities from time to time for issue only in exchange for a like principal amount of Initial Securities, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated, whether the Securities are to be Initial Securities or Exchange Securities and whether the Securities are to be issued as Physical Notes or Global Notes and such other information as the Trustee may reasonably request. The aggregate principal amount of Securities outstanding at any time may not exceed $250,000,000 except as provided in Section 2.07.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                  SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                  The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Subsidiary or Affiliate may act as Paying Agent, Registrar, co-registrar or transfer agent.

                  The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

                  SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                  SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

                  Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

                  Every replacement Security is an additional obligation of the Company.

                  SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

                  If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date, a repurchase date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities to be redeemed, repurchased or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this

Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

                  SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and make them available for delivery in exchange for temporary Securities.

                  SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, repurchased, paid or delivered to the Trustee for cancellation.

                  SECTION 2.11 Restrictive Legends.

                  Each Global Note and Physical Note that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") on the face thereof until the second anniversary of the Issue Date, unless otherwise agreed by the Company and the Holder thereof:

         "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

                  1. REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), OR (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT),

                  2. AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE, EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF

         RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR
         (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH OF CASES (B) THROUGH (E), IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND

                  3. AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

                  Each Global Note shall also bear a legend on the face thereof in substantially the following form:

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.12 OF THE INDENTURE.

                  SECTION 2.12. Book-Entry Provisions for Global Notes.

                  This Section 2.12 shall apply only to the Global Notes deposited with the Depositary or its custodian.

                  (1) So long as the Securities are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, the Global Notes initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.11.

                  Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Notes, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

                  (2) Transfers of the Global Notes shall be limited to transfers in whole, but, subject to the immediately succeeding sentence, not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depositary and the provisions of Section 2.13 hereof. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Notes if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes and a successor depositary is not appointed by the Company within 120 days or the Depositary ceases to be a "Clearing Agency" registered under the Exchange Act,
(ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Physical Notes or (iii) upon the request of the Trustee or Holders of a majority of the aggregate principal amount of outstanding Securities if there shall have occurred and be continuing a Default or Event of Default with respect to the Securities.

                  (3) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners to paragraph
(2), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

                  (4) In connection with the transfer of the beneficial interests in an entire Global Note to beneficial owners pursuant to paragraph
(2), the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

                  (5) Any Physical Note constituting a Restricted Security delivered in exchange for a beneficial interest in a Global Note pursuant to paragraph (2) or (3) shall, except as otherwise provided by paragraphs (1)(a)(x) and (3) of Section 2.13 hereof, bear the Private Placement Legend.

                  (6) The owner of a beneficial interest in a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  SECTION 2.13. Special Transfer Provisions.

                  (1) Transfers to Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to any Non-U.S. Person:

                  (a) the Registrar shall register the transfer of any Security constituting a Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date or (y) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto; and

                  (b) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Register of
         (x) the certificate, if any, required by paragraph (a) above and (y) written instructions given in accordance with the Depositary's and the Registrar's procedures,

whereupon (i) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of the applicable Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (ii) the Company shall execute and the TrusteE shall authenticate and deliver one or more Physical Notes of like tenor and amount.

                  (2) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a qualified institutional buyer (as defined in Rule 144A) ("QIB") (excluding transfers to Non-U.S. Persons):

                  (a) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                  (b) if the proposed transferor is an Agent Member, and the Securities to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in a Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the applicable Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

                  (3) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the requested transfer is after the second anniversary of the Issue Date, or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                  (4) General. By its acceptance of any Securities bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

                  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.12 hereof or this
Section 2.13. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Registrar's normal business hours upon the giving of reasonable written notice to the Registrar.

                  In connection with any transfer of the Securities, the Trustee, the Registrar and the Company shall be entitled to receive, shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificates, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Securities, or otherwise) received from any Holder and any transferee to receive such Note and any other facts and circumstances related to such transfer.

                  SECTION 2.14. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix or cause to be fixed any such special record date and payment date, and, at least 15 days before any such special record date, the Company shall mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                  SECTION 2.15. Payment of Additional Interest Under Registration Rights Agreement. Under certain circumstances, the Company and FTL-Cayman will be obligated to pay certain additional amounts of interest to the Holders, as more particularly set forth in section 2.5 of the Registration Rights Agreement. The terms of section 2.5 of the Registration Rights Agreement are hereby incorporated by reference and the Company and FTL-Cayman shall be obligated to provide a copy of such Registration Rights Agreement to the Trustee.

                  SECTION 2.16. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.


                                    ARTICLE 3

                                   Redemption

                  SECTION 3.01. Redemption; Notices to Trustee. The Securities are redeemable, in whole or in part, at any time, at the option of the Company at 100% of the principal amount thereof, plus the Make-Whole Premium, together with all accrued and unpaid interest thereon, if any, to the Redemption Date. If the Company elects to redeem the Securities, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed.

                  The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the Redemption Date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. If less than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee.

                  SECTION 3.02. Section of Securities to be Redeemed. If less than all the Securities are to be redeemed at any time the Trustee shall select the Securities to be redeemed on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

                  SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (1) the Redemption Date;

                  (2) the redemption price;

                  (3) the name and address of the Paying Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed and if any Security is to be redeemed in part only, the portion of the principal amount thereof to be redeemed;

                  (6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date; and

                  (7) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

                  SECTION 3.04 Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the Redemption Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  SECTION 3.05. Deposit of Redemption Price. Prior to the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

                  SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.



                                    ARTICLE 4

                                    Covenants

                  SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholder on that date pursuant to the terms of this Indenture.

                  The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  SECTION 4.02. SEC Reports. The Company and FTL-Cayman shall each file with the Trustee and provide Securityholders, within 15 days after it files them with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company or FTL-Cayman is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company or FTL-Cayman may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, FTL-Cayman shall continue to file with the SEC and provide the Trustee and Securityholders with such annual reports and such information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which are specified in Sections 13 and 15(d) of the Exchange Act. The Company and FTL-Cayman also shall comply with the other provisions of TIA ss. 314(a).

                  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  SECTION 4.03. Limitation on Debt. (a) Neither FTL-Cayman nor the Company shall issue, directly or indirectly, any Debt, unless the Consolidated EBITDA Coverage Ratio (as shown by a consolidated pro forma income statement of FTL-Cayman and its consolidated subsidiaries for the Reference Period after giving effect to (i) the issuance of such Debt and (if applicable) the application of the net proceeds thereof to refinance other Debt as if such Debt was issued and the application of such proceeds occurred at the beginning of the Reference Period, (ii) the issuance and retirement of any other Debt since the last day of the most recent fiscal quarter covered by such income statement as if such Debt was issued or retired at the beginning of the Reference Period and (iii) the acquisition or disposition of any company or business acquired or disposed of since the first day of the Reference Period, including any acquisition or disposition which will be consummated substantially contemporaneously with the issuance of such Debt, as if such acquisition or disposition occurred at the beginning of the Reference Period and (iv) the discontinuance of any operations since the first day of the Reference Period, as if such discontinuance occurred on the first day of the Reference Period) exceeds the ratio of 2.0 to 1.0 through the third anniversary of the Issue Date and exceeds the ratio of 2.5 to 1.0 thereafter; provided, however, the guarantee by FTL-Cayman of any Debt of the Company or any Subsidiary of the Company outstanding on the Issue Date shall not be deemed the issuance of Debt by FTL-Cayman for purposes of this Indenture.

                  (b) Notwithstanding Section 4.03(a), in addition to the Debt issued by FTL-Cayman or the Company at the time the Consolidated EBITDA
Coverage Ratio (calculated as
described above) exceeds the applicable ratio set forth above, FTL-Cayman or the Company may issue the following Debt:

                  (1) Debt borrowed under the Credit Agreement in an aggregate principal amount outstanding at any time not to exceed the greater of
         (x) $675,000,000 less the amount (not to exceed $75,000,000) of all repayments of the Term Facility under the Credit Agreement and less the amount of any other Debt under the Credit Agreement permanently retired with the Net Available Cash of Asset Sales under Section 4.07 or (y) the sum of (a) 50% of the book value of the inventory of FTL-Cayman and its Subsidiaries and (b) 90% of the book value of the accounts receivable of FTL-Cayman and its Subsidiaries (but excluding any accounts receivable owned by an Accounts Receivable Subsidiary, or which FTL-Cayman or any of its

         Subsidiaries has agreed to transfer to an Account Receivable Subsidiary in connection with a Qualified Receivables Transaction), in each case as determined in accordance with GAAP;

                  (2) Debt owed to and held by a Wholly Owned Subsidiary of FTL-Cayman; provided, however, that, if the Company or FTL-Cayman is the obligor on such Debt, such Debt shall be expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities or the FTL-Cayman Guarantee, as the case may be, and that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary of FTL-Cayman or any transfer of such Debt (other than to a Wholly Owned Subsidiary of FTL-Cayman) shall be deemed, in each case, to constitute the issuance of such Debt by FTL-Cayman;

                  (3) the Securities and the FTL-Cayman Guarantee;

                  (4) Debt outstanding on the date on which the Securities were originally issued;

                  (5) Debt created, incurred or assumed in connection with industrial development bond financings for the acquisition, construction and equipping of manufacturing facilities which are to be used for a business related to the Company's current business, which are located in the United States and which are owned or to be owned by either (i) the Company or (ii) one or more governmental authorities or subdivisions and, in each case, leased to the Company; provided, however, that the principal amount of such Debt does not exceed the principal amount of the related industrial development bonds;

                  (6) Permitted Refinancing Debt issued in exchange for, or the proceeds of which are used to refund or refinance any Debt permitted by any of clauses (3), (4), or (6) of this Section; and

                  (7) Debt in an aggregate principal amount at any time outstanding not to exceed $150,000,000.


                  SECTION 4.04. Limitation on Debt and Preferred Stock of Subsidiaries. The Company shall not permit any Subsidiary of the Company to issue, directly or indirectly, any Debt or Preferred Stock except:

                  (1) Debt of an Accounts Receivable Subsidiary in a Qualified Receivables Transaction that is without recourse to the Company or to any other Subsidiary of the Company or their assets (other than such Accounts Receivable Subsidiary and its assets and, as to the Company or any Subsidiary of the Company, other than pursuant to representations, warranties, covenants and indemnities customary for such transactions) and is not guaranteed by any such person (except in the manner contemplated in the definition of the term "Accounts Receivable Subsidiary");

                  (2) Debt or Preferred Stock issued to and held by the Company or a Wholly Owned Subsidiary of the Company; provided, however, that, if a Guarantor Subsidiary is the obligor on such Debt, such Debt shall be expressly subordinated to the prior payment in full in cash of all obligations with respect to the Subsidiary Guarantee of such Guarantor Subsidiary and that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary of the Company or subsequent transfer of such Debt or Preferred Stock (other than to the Company or a Wholly Owned Subsidiary of the Company) shall be deemed, in each case, to constitute the issuance of such Debt or Preferred Stock by the issuer thereof;

                  (3) Debt or Preferred Stock of a Subsidiary of the Company issued and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Debt or Preferred Stock issued as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary of the Company or was acquired by the Company);

                  (4) Debt or Preferred Stock issued and outstanding on or prior to the date on which the Securities were originally issued;

                  (5) The Subsidiary Guarantees, the Additional Subsidiary Guarantees and the guarantee of any other Debt permitted to be issued under Section 4.03 by the Company or FTL-Cayman; provided, that if such Debt is subordinated in right of payment to the Securities or the FTL-Cayman Guarantee, such guarantee shall be subordinated to the Subsidiary Guarantees to the same extent;

                  (6) Debt created, incurred or assumed in connection with industrial development bond financings for the acquisition, construction and equipping of manufacturing facilities which are to be used for a business related to the Company's current business, which are located in the United States and which are owned or to be owned by either (i) a Subsidiary of the Company or (ii) one or more governmental authorities or subdivisions and, in each case, leased to the Subsidiary that created, incurred or assumed such Debt; provided, however, that the principal amount of such Debt does not exceed the principal amount of the related industrial development bonds;

                  (7) Permitted Refinancing Debt issued in exchange for, or the proceeds of which are used to refund or refinance, Debt or Preferred Stock referred to in clause (3), (4), or (7) of this Section; and

                  (8) Debt in an aggregate principal amount or Preferred Stock having an aggregate liquidation value at any time outstanding not to exceed $75,000,000; provided, that not more the $50,000,000 of such outstanding Debt may be Debt of Subsidiaries that are not Guarantor Subsidiaries..

                  SECTION 4.05. Limitation on Restricted Payments. (a) FTL-Cayman shall not, and shall not permit any Subsidiary of FTL-Cayman, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock or to the direct or indirect holders of its Capital Stock (except (x) dividends or distributions payable solely in its NonConvertible Capital Stock or in options, warrants or other rights to purchase its Non-Convertible Capital Stock, (y) dividends or distributions payable to FTL-Cayman or a Subsidiary of FTL-Cayman and (z) dividends payable on Preferred Stock of the Company issued to a Permitted Holder in the Merger in an amount not to exceed in the aggregate $5,000,000 per year),
(ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company not owned by FTL-Cayman or any Capital Stock of FTL-Cayman or of any direct or indirect parent of FTL-Cayman, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) make any Investment in any Affiliate of FTL-Cayman, other than an Investment in a Subsidiary of FTL-Cayman or in a person which will become a Subsidiary of FTL-Cayman as a result of any such Investment (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being hereinafter referred to as a "Restricted Payment") if at the time FTL-Cayman or such Subsidiary makes such Restricted Payment:

                  (1) a Default shall have occurred and be continuing (or would result therefrom);

                  (2) FTL-Cayman is not able to issue $1.00 of additional Debt in accordance with the provisions of Section 4.03(a); or

                  (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the date on which the Securities were originally issued would exceed the greater of $50,000,000 and the sum of:

                           (a) 50% of the Consolidated Net Income accrued during
                  the period (treated as one accounting period) from January 3, 1999, to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit), minus 100% of the amount of any write-downs, write-offs, other negative revaluations and other negative extraordinary charges not otherwise reflected in Consolidated Net Income during such period and minus 100% of the amount of any dividends paid on Preferred Stock of the Company following the Merger, excluding, for all purposes of this clause (a), items treated as balance sheet adjustments in respect of foreign currency translations;

                           (b) the aggregate Net Cash Proceeds received by
                  FTL-Cayman from the issue or sale of its Capital Stock (other than Redeemable Stock or Exchangeable Stock) subsequent to the date on which the Securities were originally issued and which are contributed as capital to the Company (other than an issuance or sale to a Subsidiary of FTL-Cayman or an employee stock ownership plan);

                           (c) the aggregate Net Cash Proceeds received by
                  FTL-Cayman from the issue or sale of its Capital Stock (other than Redeemable Stock or Exchangeable Stock) to an employee stock ownership plan subsequent to January 2, 1999 and contributed as capital to the Company, but (if such employee stock ownership plan incurs any Debt) only to the extent that any such proceeds are equal to any increase in the Consolidated Net Worth of FTL-Cayman resulting from principal repayments made by such employee stock ownership plan with respect to Debt incurred by it to finance the purchase of such Capital Stock;

                           (d) the amount by which Debt of FTL-Cayman is reduced
                  on FTL-Cayman's balance sheet upon the conversion or exchange (other than by a Subsidiary of FTL-Cayman) subsequent to the date on which the Securities were originally issued of any Debt of FTL-Cayman convertible or exchangeable for Capital Stock (other than Redeemable Stock or Exchangeable Stock) of FTL-Cayman (less the amount of any cash, or other property, distributed by FTL-Cayman upon such conversion or exchange); and

                           (e) $50,000,000.

                  (b)      The provisions of Section 4.05(a) shall not prohibit:

                  (i) any purchase or redemption of Capital Stock or Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of FTL-Cayman (other than Redeemable Stock or Exchangeable Stock and other than Capital Stock issued or sold to a Subsidiary of FTL-Cayman or an employee stock ownership plan); provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from clauses (3)(b) and (3)(c) of Section 4.05(a);

                  (ii) any purchase or redemption of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Subordinated Obligations; provided, however, that such new Subordinated Obligations shall (A) be in a principal amount that does not exceed the principal amount so refinanced, (B) have an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Securities, (C) have a Stated Maturity the same as or later than the Stated Maturity of the Securities, and (D) be expressly subordinated in right of payment to the Securities at least to the same extent as the Subordinated Obligations to be refinanced; provided further, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

                  (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included (without duplication) in the calculation of the amount of Restricted Payments;

                  (iv) any acquisition of Preferred Stock of the Company through an exchange by the Company of FTL-Cayman Class A Shares for such Preferred Stock; or

                  (v) any redemption of not more than four FTL-Cayman Class B Shares in accordance with the terms of the Articles of Association of FTL-Cayman, provided that the amount paid in such redemption does not exceed $1,000.

                  SECTION 4.06. Additional Subsidiary Guarantees and Releases. If at any time during Non-Investment Grade Rating Periods, a Subsidiary of FTL-Cayman enters into a guarantee pursuant to the Credit Agreement or any other Debt of the Company or FTL-Cayman, or any renewal or replacement thereof, FTL-Cayman shall cause such Subsidiary to concurrently execute a Subsidiary Guarantee of the Securities in form and substance satisfactory to the Trustee pursuant to which such Subsidiary shall fully and unconditionally guarantee the obligations of the Company under the Securities and this Indenture in accordance with Article 10. If at any time during Non- Investment Grade Rating Periods, a Guarantor Subsidiary is released from all of its guarantees under the Credit Agreement and any such other guaranteed Debt, or any renewal or replacement thereof, such Guarantor Subsidiary shall be released from its Subsidiary Guarantee.


                  SECTION 4.07. Disposition of Proceeds of Asset Sales.

                  (a) FTL-Cayman will not, and will not cause or permit any Subsidiary of FTL-Cayman to, directly or indirectly, make any Asset Sale, unless
(i) FTL-Cayman or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of and (ii) at least 75% of such consideration consists of (A) cash or Cash Equivalents or (B) Capital Stock in any person which thereby becomes a Wholly Owned Subsidiary of FTL-Cayman whose assets consist primarily of properties and capital assets used in the same line of business being conducted by FTL-Cayman or any Subsidiary of FTL-Cayman at such time. In lieu of the consideration described in clause (ii) above, FTL-Cayman or any Subsidiary of FTL-Cayman may receive consideration from an Asset Sale or Asset Sales consisting of obligations payable to the sellers of such asset or assets in an aggregate amount not to exceed $50,000,000 at any time outstanding; provided, however, that all consideration received from an Asset Sale or Asset Sales in excess of such $50,000,000 shall be subject to clause (ii) of the immediately preceding sentence. The amount of any (i) Debt of a Subsidiary of FTL-Cayman that is actually assumed by the transferee in such Asset Sale and from which FTL-Cayman and the Subsidiaries of FTL-Cayman are fully released shall be deemed to be cash for purposes of determining the percentage of cash consideration received by FTL-Cayman or the Subsidiaries of FTL-Cayman (and excluding any liabilities that are incurred in connection with or in anticipation of such Asset Sale) and (ii) notes or other similar obligations received by FTL-Cayman or any Subsidiary of FTL-Cayman from such transferee that are immediately converted, sold or exchanged (or are converted, sold or exchanged within 60 days of the related Asset Sale) by FTL-Cayman or the Subsidiaries of FTL-Cayman into cash shall be deemed to be cash, in an amount equal to the net cash proceeds realized upon such conversion, sale or exchange for purposes of determining the percentage of cash consideration received by FTL-Cayman or the Subsidiaries of FTL-Cayman.

                  FTL-Cayman or such Subsidiary of FTL-Cayman, as the case may be, may apply the Net Available Cash of any Asset Sale within 365 days of receipt thereof to (i) repay Debt of FTL-Cayman or any Subsidiary of FTL-Cayman (other than Subordinated Obligations) and permanently reduce any related commitment, or (ii) make Asset Acquisitions or acquire, construct or improve properties or capital assets, in each case, to be used in the same line of business being conducted by FTL-Cayman or any Subsidiary of FTL-Cayman at such time.

                  (b) To the extent all or part of the Net Available Cash of any Asset Sale is not applied within 365 days of such Asset Sale as described in clause (i) or (ii) of the immediately preceding paragraph (such Net Available Cash, the "Unutilized Net Available Cash"), the Company shall, within 20 days after such 365th day, make an offer to purchase (the "Offer") all outstanding Securities up to a maximum principal amount (expressed as a multiple of $1,000) of Securities equal to such Unutilized Net Available Cash, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (as hereinafter defined); provided, however, that the Offer may be deferred until there is aggregate Unutilized Net Available Cash equal to or in excess of $25,000,000, at which time the entire amount of such Unutilized Net Available Cash, and not just the amount in excess of $25,000,000, shall be applied as required pursuant to this paragraph.

                  With respect to any Offer effected pursuant to this Section 4.07, to the extent the aggregate principal amount of Securities tendered pursuant to such Offer exceeds the Unutilized Net Available Cash to be applied to the repurchase thereof, such Securities shall be purchased pro rata based on the aggregate principal amount of such Securities tendered by each Holder. To the extent the Unutilized Net Available Cash exceeds the aggregate amount of Securities tendered by the Holders of the Securities pursuant to such Offer, the Company may retain and utilize any portion of the Unutilized Net Available Cash not applied to repurchase the Securities for any purpose consistent with the other terms of this Indenture.

                  (c) (1) In connection with any Offer required to be made pursuant to this Section 4.07, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorationing as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain information concerning the business of the Company and FTL-Cayman which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of FTL-Cayman, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of FTL-Cayman filed subsequent to such Quarterly Report, other than Current Reports describing Asset Sales otherwise described in the offering materials (or corresponding successor reports), (ii) a description of material developments in FTL-Cayman's business subsequent to the date of the latest of such Reports, and
(iii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3).

                           (2) Not later than the date upon which written notice
of an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Sales pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.07(a). On such date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) in immediately available funds an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or release payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period.

                           (3) Holders electing to have a Security purchased
will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least ten Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount and certificate number of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                           (4) At the time the Company delivers Securities to
the Trustee which are to be accepted for purchase, the Company will also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or releases payment therefor to the surrendering Holder.

                  (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.07. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.07, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.07 by virtue thereof.

                  SECTION 4.08. Limitation on Transactions With Affiliates. FTL-Cayman shall not, and shall not permit any Subsidiary of FTL-Cayman to, conduct any business or enter into any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of FTL-Cayman or any legal or beneficial owner of 5% or more of any class of Capital Stock of FTL-Cayman or with any Affiliate of such owner (other than a Wholly Owned Subsidiary of FTL-Cayman or an employee stock ownership plan for the benefit of FTL-Cayman's or its Subsidiary's employees) (each, an "Affiliate Transaction") unless the terms of such Affiliate Transaction or series of Affiliate Transactions are (i) as favorable to FTL-Cayman or such Subsidiary as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arm's-length dealings with an unrelated third person or, if such Affiliate Transaction or series of Affiliate Transactions is not one which by its nature could be obtained from such person, is on fair and reasonable terms and (ii) are in the ordinary course of business or, if not in the ordinary course of business, are set forth in writing and the Board of Directors of FTL-Cayman has, by resolution, determined in good faith that such Affiliate Transaction or series of Affiliate Transactions meets the applicable criteria set forth in (i) above; provided, that in any case FTL-Cayman shall be entitled to rely upon the good faith determination by its Board of Directors as to the foregoing. Notwithstanding the foregoing, the following are not Affiliate Transactions subject to the provisions of this
Section 4.08: (a) Qualified Receivables Transactions between or among FTL-Cayman or any of its Subsidiaries and any Accounts Receivable Subsidiary and (b) contracts or other arrangements or commitments with respect thereto in existence on the Issue Date or any extensions or renewals of any such contracts or other arrangements or commitments with respect thereto, if such extensions or renewals are on terms substantially the same as those in effect on such date.

                  SECTION 4.09. Restrictions on Secured Debt. FTL-Cayman shall not, and shall not permit any Restricted Subsidiary of FTL-Cayman to, issue any Debt secured after the date of this Indenture by pledge of, or mortgage or lien on, any property of FTL-Cayman or any Restricted Subsidiary of FTL-Cayman or any shares of Capital Stock or Debt of any Restricted Subsidiary of FTL-Cayman (any mortgages, pledges and liens being herein called "Mortgages"), without effectively providing that the Securities shall be secured equally and ratably with such secured Debt and any other Debt entitled to share in such security, so long as such secured Debt shall be so secured, unless, after giving effect thereto, the aggregate amount of all such secured Debt plus all Attributable Debt of FTL-Cayman and its Restricted Subsidiaries with respect to sale and leaseback transactions to which Section 4.10 is applicable would not exceed 5% of Consolidated Net Tangible Assets; provided, however, that this Section 4.09 does not apply to, and there shall be excluded from secured Debt in any computation hereunder, Debt secured by:

                  (a) Mortgages on property of, or on any shares of Capital Stock or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary of FTL-Cayman;

                  (b) Mortgages in favor of FTL-Cayman or any Restricted Subsidiary of FTL-Cayman;

                  (c) Mortgages on property, shares of Capital Stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price thereof or construction thereon or to secure any Debt incurred prior to, at the time of, or within 180 days after the later of the acquisition of such property, shares of Capital Stock or Debt or the completion of construction for the purpose of financing all or any part of the purchase price thereof or construction thereon;

                  (d) Mortgages existing on the date of this Indenture (or Mortgages which the Company or any Restricted Subsidiary has an obligation to create under Debt which is outstanding on the date of this Indenture), but only in an amount equal to the amount of the Debt which is secured thereby and which is outstanding on the date of this Indenture;

                  (e) Mortgages (or Mortgages which FTL-Cayman or any Restricted Subsidiary has an obligation to create under the Credit Agreement) securing the maximum amount of Debt permitted to be outstanding under the Credit Agreement pursuant to Section 4.03(b)(1) or for which FTL-Cayman or a Restricted Subsidiary of FTL-Cayman has outstanding commitments under the Credit Agreement on the date of this Indenture;

                  (f) Mortgages on assets of FTL-Cayman or any of its Subsidiaries (including an Account Receivable Subsidiary) incurred in connection with a Qualified Receivables Transaction;

                  (g) Mortgages securing the Securities;

                  (h) Permitted Mortgages; and

                  (i) any Mortgage securing Permitted Refinancing Debt and any extension, renewal or replacement as a whole or in part, of any Mortgage referred to in clauses (a) through (g) or this clause (i); provided, however, that (x) the aggregate Debt secured by such extension, renewal or replacement Mortgage shall not exceed the amount of the Permitted Refinancing Debt or the Debt secured by the original Mortgage, as the case may be, and (y) such extension, renewal or replacement Mortgage shall be limited to all or a part of the same property, shares of Capital Stock or Debt (and substitutions therefor and accretions thereto) that secured the original Mortgage.

                  SECTION 4.10. Restrictions on Sale and Leaseback Transactions. FTL-Cayman shall not, and shall not permit any Restricted Subsidiary of FTL-Cayman to, enter into any transaction after the date of this Indenture with any bank, insurance company or other lender or investor ("Lender"), providing for the leasing by FTL-Cayman or a Restricted Subsidiary of FTL-Cayman of any property which has been or is to be sold or transferred by FTL-Cayman or such Restricted Subsidiary to such Lender, or any person to whom funds have been or are to be advanced by such Lender on the security of such property (herein referred to as a "sale and leaseback transaction") unless, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to all such transactions plus all secured Debt to which Section 4.09 is applicable would not exceed 5% of Consolidated Net Tangible Assets. This Section 4.10 shall not apply to, and there shall be excluded from Attributable Debt in any computation under this Section, Attributable Debt with respect to any sale and leaseback transaction if:

                  (a) the lease in such sale and leaseback transaction is for a period, including renewal rights, of not in excess of three years;

                  (b) FTL-Cayman or a Restricted Subsidiary of FTL-Cayman, within 180 days after the sale or transfer by FTL-Cayman or by a Restricted Subsidiary of FTL-Cayman, applies an amount equal to the Net Cash Proceeds of the sale of the property leased pursuant to such arrangement to (i) the retirement of the Securities or other Debt of FTL-Cayman ranking on a parity with or senior to the Securities, or the retirement of such Debt of a Restricted Subsidiary of FTL-Cayman; provided, however, that, notwithstanding the foregoing, no retirement referred to in this clause (i) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision; or (ii) the purchase of other property having a fair market value, in the opinion of the Board of Directors of FTL-Cayman, at least equal to the fair market value of the property leased in such sale and leaseback transaction;

                  (c) such sale and leaseback transaction is entered into prior to, at the time of, or within 180 days after the later of the acquisition of the property or the completion of construction thereon; or

                  (d) such sale and leaseback transaction is entered into between FTL-Cayman and a Restricted Subsidiary of FTL-Cayman or between Restricted Subsidiaries of FTL-Cayman.

                  SECTION 4.11. Change of Control. (a) Upon a Change of Control, the Company shall be required to offer to repurchase all of the Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the prior right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in Section 4.11(b).

                  (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

                  (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the prior right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date);

                  (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

                  (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                  (4) the instructions, determined by the Company consistent with this Section, that a Holder must follow in order to have its Securities purchased.

                  (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate election form duly completed, to the Company at the address specified in the notice at least 10 Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount and certificate number of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such security purchased.

                  (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered by the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

                  (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

                  SECTION 4.12. Limitation on Restrictions on Distributions from Subsidiaries of FTL-Cayman. FTL-Cayman will not, and will not permit any Subsidiary of FTL-Cayman to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of FTL-Cayman to (i) pay dividends or make any other distributions on its Capital Stock or pay any Debt or other obligation owed to the Company or FTL-Cayman, (ii) make any loans or advances to the Company or FTL-Cayman or
(iii) transfer any of its property or assets to the Company or FTL-Cayman, except (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date on which the Securities were originally issued; (2) any encumbrance or restriction with respect to a Subsidiary of FTL-Cayman pursuant to an agreement relating to any Debt issued by such Subsidiary on or prior to the date on which such Subsidiary became a Subsidiary of FTL-Cayman or was acquired by the Company or FTL-Cayman (other than Debt issued as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary of FTL-Cayman or was acquired by the Company or FTL-Cayman) and outstanding on such date; (3) any encumbrance or restriction pursuant to an agreement effecting a refinancing of Debt issued, assumed or incurred pursuant to an agreement referred to in clause (1) or (2) of this paragraph or this clause (3) or contained in any amendment to any agreement referred to in clause (1) or (2) of this paragraph or this clause (3); provided, however, that the encumbrances and restrictions contained in any such refinancing agreement or amendment shall be no less favorable to the Holders than encumbrances and restrictions contained in such agreements; (4) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the applicable lease; (5) in the case of clause (iii) above, restrictions contained in security agreements securing Debt of a Subsidiary of FTL-Cayman to the extent such restrictions restrict the transfer of the property subject to such security agreements; and (6) any encumbrances or restrictions with respect to Debt or other contractual requirements of an Accounts Receivable Subsidiary in connection with a Qualified Receivables Transaction, provided that such encumbrances and restrictions apply only to such Accounts Receivable Subsidiary

                  SECTION 4.13. Compliance Certificate. The Company and FTL-Cayman shall each deliver to the Trustee within 120 days after the end of each fiscal year of the Company a brief certificate from the principal executive, financial or accounting officer of the Company or FTL-Cayman, as the case may be, as to his or her knowledge, after due inquiry, of the Company's or FTL-Cayman's compliance with all conditions and covenants under the Indenture

(such compliance to be determined without regard to any period of grace or requirement of notice provided under the Indenture).

                  SECTION 4.14. Further Instruments and Acts. Upon request of the Trustee, the Company, FTL-Cayman and the Guarantor Subsidiaries, as the case may be, will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  SECTION 4.15. Covenants in Effect Prior to Investment Grade Rating Date. The obligations of the Company and FTL-Cayman under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08 and 4.12 will cease to be effective upon an Investment Grade Rating Date. Such obligations will be reinstated during Non-Investment Grade Rating Periods. For purposes of the covenants contained in the above-listed Sections, no action taken during any Investment Grade Rating Period shall result in a violation of any such obligation solely as a result of the reinstatement of such obligation. However, such actions shall be taken into account when determining availability under, and compliance with, such obligations.

                  SECTION 4.16 Payment of Additional Amounts. The Company will pay to the Holder of any Security such additional amounts as may be necessary in order that every net payment of the principal of and interest on such Security after deduction or other withholding for or on account of any present or future tax, assessment, or other governmental charge of any nature whatsoever imposed, levied or collected by or on behalf of the country in which FTL-Cayman is organized, or any political subdivision or taxing authority thereof or therein having power to tax, will not be less than the amount provided for in such Security to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts will not apply on account of any tax, assessment, or other governmental charge which is payable (i) otherwise than by deduction or withholding from payments of principal of or interest on such Security; or (ii) by reason of such Holder, or a person on behalf of such Holder, having, or having had, some personal or business connection with the country in which FTL-Cayman is organized other than the mere receipt of such payment or the ownership or holding of a Security; or (iii) to, or to a person on behalf of, a Holder who presents a Security where presentation is required for payment more than 30 days after the relevant date for payment of principal or interest in respect of such Security except to the extent that such Holder would have been entitled to such additional amounts on presenting such Security for payment on the last day of such period of 30 days; or (iv) by reason of any estate, excise, inheritance, gift, sales, transfer, wealth or personal property tax or any similar assessment or governmental charge; or (v) as a result of the failure of a

Holder, or a person on behalf of such Holder, to satisfy any statutory requirements or make a declaration of nonresidence or other similar claim for exemption to the relevant tax authority; or (vi) owing to any combination of clauses (i) through (v) above.

                  No additional amounts will be paid as provided above with respect to any payment of principal of or interest on any such Security to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of any such payment to the extent that the beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the additional amounts had such beneficiary, settlor, member of beneficial owner been the Holder of any such Security.

                  Whenever in this Indenture there is mentioned, in any context, the payment of any principal of or interest on any Security, such mention shall be deemed to include mention of the payment of additional amounts provided for in this Section 4.16 to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section 4.16, and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

                  At least 10 days prior to the first interest payment date with respect to the Securities, and at least 10 days prior to each date of payment of principal and interest, if there has been any change with respect to the payment of additional amounts as provided by this Section 4.16 with respect to the matters set forth in the below-mentioned Officers' Certificate, the Company will furnish the Trustee and Paying Agent with an Officers' Certificate instructing the Trustee and the Paying Agent whether such payment of principal of and interest on the Securities shall be made to Holders without withholding for or on account of any tax, assessment or other governmental charge in respect of which, in each case, additional amounts are payable pursuant to this Section
4.16 as referred to above. If any such withholding shall be required, then such Officers' Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities and the Company will pay to the Trustee or the Paying Agent such additional amounts as may be required pursuant to the terms hereof.

                                    ARTICLE 5

                               Successor Companies

                  SECTION 5.01. When Company, FTL-Cayman or Guarantor Subsidiaries May Merge or Transfer Assets. (a) Neither the Company nor FTL-Cayman shall consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any person, unless:

                  (i) the resulting, surviving or transferee person (if not the Company or FTL-Cayman) shall be a person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (in the case of any such transaction involving the Company) and such person shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the respective obligations of the Company or FTL-Cayman, as the case may be, under the Securities, the FTL-Cayman Guarantee and this Indenture;

             (ii) immediately prior to and after giving effect to such transaction (and treating any Debt which becomes an obligation of the resulting, surviving or transferee person or any Subsidiary of such person, as a result of such transaction as having been issued by such person or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

            (iii) immediately after giving effect to such transaction, the resulting, surviving or transferee person would be able to issue at least $1.00 of Debt pursuant to Section 4.03(a); provided, however, that the Consolidated EBITDA Coverage Ratio of the resulting, surviving or transferee person for the Reference Period shall be calculated on a pro forma basis as if the transaction occurred at the beginning of the Reference Period;

             (iv) immediately after giving effect to such transaction, the resulting, surviving or transferee person shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company, or FTL-Cayman, as the case may be, prior to such transaction; and

             (v) the Company, or FTL-Cayman, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

                  The resulting, surviving or transferee person will be the successor Company or the successor guarantor, as the case may be, and shall succeed to, and be substituted for, and may exercise every right and power of, the Company or FTL-Cayman, as the case may be, under this Indenture, but the predecessor Company or the predecessor guarantor, as the case may be, in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Securities (in the case of the Company) or the obligation to guarantee such payment (in the case of FTL-Cayman).

                  (b) During Non-Investment Grade Rating Periods, no Guarantor Subsidiary shall consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any person unless:

                  (i) the resulting, surviving or transferee person (if not the Guarantor Subsidiary) is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such person expressly assumes by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the of the Guarantor Subsidiary under its Subsidiary Guarantee and this Indenture;

                  (ii) immediately prior to and after giving effect to such transaction (and treating any Debt which becomes an obligation of the resulting, surviving or transferee person or any Subsidiary of such person as a result of such transaction as having been issued by such person or such Subsidiary at the time of such transaction), no Default has occurred and is continuing; and

                  (iii) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

                  The resulting, surviving or transferee person will be the successor Guarantor Subsidiary and shall succeed to, and be substituted for and may exercise every right and power of a Guarantor Subsidiary under this Indenture.

                                    ARTICLE 6

                              Defaults and Remedies

                  SECTION 6.01. Events of Default. An "Event of Default" occurs if:

                  (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

                  (2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon required repurchase, upon declaration or otherwise;

                  (3) the Company, FTL-Cayman or any Guarantor Subsidiary fails to comply with Section 5.01;

                  (4) the Company or FTL-Cayman fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11 or 4.12 and
         such failure continues for 30 days after the notice specified below;

                  (5) the Company or FTL-Cayman fails to comply with any of its agreements in the Securities, the FTL-Cayman Guarantee or this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

                  (6) Debt of FTL-Cayman, or any Significant Subsidiary, is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default, the total amount of such Debt unpaid or accelerated exceeds $25,000,000 or its foreign currency equivalent and such default continues for 10 days after the notice specified below;

                  (7) FTL-Cayman or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case;

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case;

                           (C) consents to the appointment of a Custodian of it
                  or for any substantial part of its property; or

                           (D) makes a general assignment for the benefit of its
                  creditors;

         or takes any comparable action under any foreign laws relating to insolvency;

                  (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against FTL-Cayman or any
                  Significant Subsidiary in an involuntary case;

                           (B) appoints a Custodian of FTL-Cayman or any
                  Significant Subsidiary or for any substantial part of its property; or

                           (C) orders the winding up or liquidation of
                  FTL-Cayman or any Significant Subsidiary;

         or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

                  (9) any judgment or decree for the payment of money in excess of $25,000,000, is rendered against FTL-Cayman or any Significant Subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed and, in the case of (B), such default continues for 10 days after the notice specified below;

                  (10) the FTL-Cayman Guarantee shall cease to be in full force and effect or FTL-Cayman or any person acting by or on behalf of FTL-Cayman shall deny or disaffirm FTL-Cayman's obligations under the FTL-Cayman Guarantee; or

                  (11) during Non-Investment Grade Rating Periods, any Subsidiary Guarantee shall cease to be in full force and effect or any Guarantor Subsidiary, or any person acting by or on behalf of such Guarantor Subsidiary shall deny or disaffirm such Guarantor Subsidiary's obligations under its Subsidiary Guarantee, except as permitted under Section 4.06.

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal, state or foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clause (4), (5), (6) or (9)(B) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company in writing of the Default and the Company does not cure such Default within the time specified after receipt of such Notice. Such Notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

                  The Company or FTL-Cayman, as the case may be, shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (4),
(5), (6) or (9), its status and what action the Company or FTL-Cayman is taking or proposes to take with respect thereto.

                  SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company or FTL-Cayman) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company or FTL-Cayman occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any

Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  SECTION 6.06. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                  SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of interest or principal specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid (together with interest on such unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

                  SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders (or any other obligor of the Securities) allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

                  SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

                  FIRST:  to the Trustee for amounts due under Section 7.07;

                  SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  THIRD:  to the Company.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

                  SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

                  SECTION 6.12. Waiver of Stay or Extension Laws. The Company, FTL-Cayman and each Guarantor Subsidiary (to the extent they may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company, FTL-Cayman and each Guarantor Subsidiary (to the extent that they may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted; provided, however, that the provisions of this Section 6.12 shall not be deemed to restrict the right of the Company, FTL-Cayman or any Guarantor Subsidiary to appeal any decision of any court or other governmental body.

                  SECTION 6.13 Indemnification of Judgment Currency. The Company will indemnify a Securityholder against any loss incurred by such Holder as a result of any judgment or order being given or made for any amount due under such Security and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of

New York at which the Holder on the date of payment of such judgment or order is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by the Holder.


                                    ARTICLE 7

                                     Trustee

                  SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                  SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct, negligence or bad faith.

                  (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holder shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                  (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the principal corporate trust office of the Trustee, and such notice references the Securities and this Indenture.

                  (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other person employed to act hereunder.

                  SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                  SECTION 7.05. Notice of Default. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of, premium, if any, or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

                  SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA ss. 313(a), if such report is required by TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b).

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                  SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, damage, claim, liability or expense (including reasonable attorneys' fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, damage, claim, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

                  The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                  SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company may remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Securities may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b), including the optional provision permitted by the second sentence of TIA ss. 310(b)(9); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

                  SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.


                                    ARTICLE 8

                       Discharge of Indenture; Defeasance

                  SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity all outstanding Securities, including interest thereon (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.01(c) and

8.06, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

                  (b) Subject to Sections 8.01(c), 8.02 and 8.06, the Company and FTL-Cayman at any time may terminate (i) all their obligations under the Securities and this Indenture ("legal defeasance option") or (ii) their obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10,
4.11, 4.12, 5.01 (iii) and 5.01 (iv) and the operation of Sections 6.01(3) (insofar as it relates to compliance with Sections 5.01(iii) and 5.01(iv)) 6.01(4), 6.01(6), 6.01(7) (with respect to any Significant Subsidiary other than the Company), 6.01(8) (with respect to any Significant Subsidiary other than the Company) and 6.01(9) ("covenant defeasance option"). The Company and FTL-Cayman may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option.

                  If the Company and FTL-Cayman exercise their legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company and FTL-Cayman exercise their covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(4), 6.01(6), 6.01(7) (with respect to any Significant Subsidiary other than the Company), 6.01(8) (with respect to any Significant Subsidiary other than the Company) or 6.01(9) or because of the failure of the Company to comply with Section 5.01(iii) or 5.01(iv).

                  Upon satisfaction of the conditions set forth herein and upon request of the Company and FTL-Cayman, the Trustee shall acknowledge in writing the discharge of those obligations that the Company and FTL-Cayman terminate.

                  (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.04, 8.05 and
8.06 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

                  SECTION 8.02. Conditions to Defeasance. The Company and FTL-Cayman may exercise their legal defeasance option or their covenant defeasance option only if:

                  (1) the Company and FTL-Cayman irrevocably deposit in trust with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to maturity or redemption, as the case may be;

                  (2) the Company and FTL-Cayman deliver to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts (but, in the case of the legal defeasance option only, not more than such amounts) as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

                  (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

                  (4) no Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

                  (5) the deposit does not constitute a default under any other agreement binding on the Company or FTL-Cayman;

                  (6) the Company and FTL-Cayman deliver to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (7) in the case of the legal defeasance option, the Company and FTL-Cayman shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (8) in the case of the covenant defeasance option, the Company and FTL-Cayman shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                  (9) the Company and FTL-Cayman deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

                  Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

                  SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

                  SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

                  SECTION 8.05. Indemnity for Government Obligations. The Company and FTL-Cayman shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                  SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and FTL-Cayman's obligations under this Indenture, the Securities and the FTL-Cayman Guarantee shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this
Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                    ARTICLE 9

                                   Amendments

                  SECTION 9.01. Without Consent of Holders. The Company, FTL-Cayman and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to comply with Article 5;

                  (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
         Section 163(f) of the Internal Revenue Code of 1986, as amended, or in a manner such that the uncertificated Securities are described in
         Section 163(f)(2)(B) of the Internal Revenue Code of 1986, as amended;

                  (4) to add Guarantor Subsidiaries or other guarantees with respect to the Securities;

                  (5) to add to the covenants of the Company or FTL-Cayman for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or FTL-Cayman;

                  (6) to comply with any requirements of the SEC in connection with qualifying this Indenture under the Trust Indenture Act of 1939; or

                  (7) to make any change that does not adversely affect the rights of any Securityholder.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.02. With Consent of Holders. The Company, FTL-Cayman and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities. However, without the consent of each Securityholder affected, an amendment may not:

                  (1) reduce the amount of Securities whose Holders must consent to an amendment;

                  (2) reduce the rate of or extend the time for payment of interest on any Security;

                  (3) reduce the principal of or extend the fixed maturity of any Security;

                  (4) reduce the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may or shall be redeemed or repurchased;

                  (5) make any Security payable in money other than that stated in the Security;

                  (6) make any change in Section 6.04 or 6.07 or the second sentence of this Section.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                  SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those persons who were Securityholders at such record date (or their duly designated proxies), and only those persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                  SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying on, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                  SECTION 9.07. Payment for Consent. Neither the Company, FTL-Cayman, any Affiliate of the Company or FTL-Cayman, nor any Subsidiary shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                   ARTICLE 10

                                   Guarantees

                  SECTION 10.01 FTL-Cayman Guarantee. Subject to the provisions of this Article 10, FTL-Cayman hereby fully and unconditionally guarantees, to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity or enforceability of this Indenture, the Securities or the obligations of the Company under this Indenture or the Securities, that: (i) the principal of, premium (if any) and interest (and additional interest pursuant to Section 2.15, if any) on the Securities will be paid in full when due, whether at maturity by acceleration or otherwise, and interest on the overdue principal and premium (if any) and (to the extent permitted by law) interest and additional interest pursuant to Section 2.15 (if any) on the Securities will be promptly paid in full; (ii) all other obligations of the Company to the Holders or the Trustee under this Indenture or the Securities will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Securities; and (iii) in case of any extension of time in payment or renewal of any Securities or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders or the Trustee, for whatever reason, FTL-Cayman will be obligated to pay, or to perform or cause the performance of, the same before such failure becomes an Event of Default. FTL-Cayman agrees that this is a guarantee of payment not a guarantee of collection.

                  FTL-Cayman hereby agrees that its obligations with regard to this FTL-Cayman Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Securities or the obligations of the Company under this Indenture or the Securities, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a guarantor. FTL-Cayman further, to the extent permitted by law, hereby waives (a) demand, protest and notice of any kind, (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or the failure of the Trustee, the Holders or the Company (each a "Benefitted Party") to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person, (c) notice of the existence, creation or incurring of any new or additional Debt or obligation, (d) any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, (e) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal, (f) any defense arising because of a Benefitted Party's election, in any proceeding instituted under Bankruptcy Law, of the application of 11 U.S.C.
Section 1111(b)(2) or (g) any defense based on any borrowing or grant of a security interest under 11 U.S.C. Section 364. FTL-Cayman hereby covenants that its

FTL-Cayman Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, the FTL-Cayman Guarantee and this Indenture.

                  If any Holder or the Trustee is required by any court or otherwise to return to either the Company or FTL-Cayman, or any custodian acting in relation to either the Company or FTL-Cayman, any amount paid by the Company or FTL-Cayman to the Trustee or such Holder, the FTL-Cayman Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. FTL-Cayman agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. FTL-Cayman agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 10 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 10 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by FTL-Cayman for the purpose of its FTL-Cayman Guarantee.

                  FTL-Cayman hereby agrees that by virtue of FTL-Cayman's execution and delivery of this Indenture, FTL-Cayman shall be deemed to have signed on each Security issued hereunder (including each Exchange Security) the notation of the FTL-Cayman Guarantee set forth on the forms of the Security attached hereto as Exhibit A and Exhibit B.

                  SECTION 10.02. Limitation of FTL-Cayman's Liability. FTL-Cayman acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture. FTL-Cayman and by its acceptance hereof, each beneficiary hereof, hereby confirms that it is its intention that the FTL-Cayman Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to the FTL-Cayman Guarantee. To effectuate the foregoing intention, each such person hereby irrevocably agrees that the obligation of FTL-Cayman under the FTL-Cayman Guarantee under this Article 10 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of FTL-Cayman that are relevant under such laws, result in the obligations of FTL-Cayman in respect of such maximum amount not constituting a fraudulent conveyance.

                  SECTION 10.03 Subsidiary Guarantees. Subject to the provisions of this Article 10, each Guarantor Subsidiary hereby fully and unconditionally guarantees, jointly and severally, to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity or enforceability of this Indenture, the Securities or the obligations of the Company under this Indenture or the Securities, that:
(i) the principal of, premium (if any) and interest (and additional interest pursuant to Section 2.15, if any) on the Securities will be paid in full when due, whether at maturity by acceleration or otherwise, and interest on the overdue principal and premium (if any) and (to the extent permitted by law) interest and additional interest pursuant to Section 2.15 (if any) on the Securities will be promptly paid in full; (ii) all other obligations of the Company to the Holders or the Trustee under this Indenture or the Securities will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Securities; and (iii) in case of any extension of time in payment or renewal of any Securities or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders or the Trustee, for whatever reason, each Guarantor Subsidiary will be obligated to pay, or to perform or cause the performance of, the same before such failure becomes an Event of Default. Each Guarantor Subsidiary agrees that this is a guarantee of payment not a guarantee of collection.

                  Each Guarantor Subsidiary hereby agrees that its obligations with regard to this Subsidiary Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Securities or the obligations of the Company under this Indenture or the Securities, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor Subsidiary further, to the extent permitted by law, hereby waives (a) demand, protest and notice of any kind, (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or the failure of any Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person, (c) notice of the existence, creation or incurring of any new or additional Debt or obligation, (d) any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations,

(e) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal, (f) any defense arising because of a Benefitted Party's election, in any proceeding instituted under Bankruptcy Law, of the application of 11 U.S.C. Section 1111(b)(2) or (g) any defense based on any borrowing or grant of a security interest under 11 U.S.C. Section 364. Each Guarantor Subsidiary hereby covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, the Subsidiary Guarantee and this Indenture.

                  If any Holder or the Trustee is required by any court or otherwise to return to either the Company or any Guarantor Subsidiary, or any custodian acting in relation to either the Company or any Guarantor Subsidiary, any amount paid by the Company or any Guarantor Subsidiary to the Trustee or such Holder, the Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor Subsidiary agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor Subsidiary agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 10 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 10 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor Subsidiary for the purpose of its Subsidiary Guarantee.

                  Each Guarantor Subsidiary hereby agrees that by virtue of its execution and delivery of this Indenture, it shall be deemed to have signed on each Security issued hereunder (including each Exchange Security) the notation of the Subsidiary Guarantee set forth on the forms of the Security attached hereto as Exhibit A and Exhibit B.

                  SECTION 10.04. Limitation of the Guarantor Subsidiaries' Liability. Each Guarantor Subsidiary acknowledges that its Subsidiary Guarantee has been made to allow the Securities to receive a higher rating by each Rating Agency than it otherwise would have, and, accordingly, that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture. Each Guarantor Subsidiary and by its acceptance hereof, each beneficiary hereof, hereby confirms that it is its intention that the Subsidiary Guarantee of such Guarantor

Subsidiary not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to such Subsidiary Guarantee. To effectuate the foregoing intention, each such person hereby irrevocably agrees that the obligation of each Guarantor Subsidiary under its Subsidiary Guarantee under this Article 10 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of each Guarantor Subsidiary that are relevant under such laws, result in the obligations of each Guarantor Subsidiary in respect of such maximum amount not constituting a fraudulent conveyance.

                  SECTION 10.05. Effectiveness of Subsidiary Guarantees. The obligations of each Guarantor Subsidiary under its Subsidiary Guarantee shall be effective during each Non-Investment Grade Rating Period.


                                   ARTICLE 11

                                  Miscellaneous

                  SECTION 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                  SECTION 11.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                  if to the Company or FTL-Cayman or any Guarantor Subsidiary:

                                    Fruit of the Loom, Inc.
                                    5000 Sears Tower
                                    Chicago, Illinois  60606

                                    Attention:  Secretary


                  if to the Trustee:

                                    The Bank of New York
                                    101 Barclay Street, 21W
                                    New York, New York  10286

                                    Attention:  Corporate Trust
                                                Trustee Administration

                  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

\                  SECTION 11.03. Communication by Holders with Other Holders.
Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

                  SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company, FTL-Cayman or any Guarantor Subsidiary to the Trustee to take or refrain from taking any action under this Indenture, the Company, FTL-Cayman or the Guarantor Subsidiary, as the case may be, shall furnish to the Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such person, such covenant or condition has been complied with.

                  SECTION 11.06. Appointment of Agent; Submission to Jurisdiction; Waiver of Immunity; Consent to Service. FTL-Cayman has irrevocably designated and appointed CT Corporation System, Borough of Manhattan, The City of New York, New York, as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Securities, the FTL-Cayman Guarantee or this Indenture which may be instituted in any State or Federal court of The City of New York. By the execution and delivery of this Indenture, FTL-Cayman submits to the nonexclusive jurisdiction of any such court in any such suit or proceeding, and agrees that services of process upon said agent, together with written notice of said service to FTL-Cayman, shall be deemed in every respect effective service of process upon FTL-Cayman, in any such suit or proceeding. FTL-Cayman agrees, to the fullest extent that it lawfully may do so, that final judgment in any suit, action or proceeding brought in such a court shall be conclusive and binding upon it and may be enforced in the courts of the Cayman Islands (or any other courts to the jurisdiction of which it is subject). FTL-Cayman further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of said agent in full force and effect so long as any of the Securities shall be outstanding.

                  Notwithstanding the foregoing, any actions arising out of or relating to the Securities, the FTL-Cayman Guarantee or the Indenture may be instituted by the Trustee or the Holder of any Security in any competent court in the Cayman Islands, or such other competent jurisdiction, as the case may be.

                  SECTION 11.07. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                  SECTION 11.08. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  SECTION 11.09. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or in the state in which the Trustee has its principal corporate trust office. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 11.10. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

                  SECTION 11.11. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company, FTL-Cayman or any of the Guarantor Subsidiaries shall not have any liability for any obligations of the Company, FTL-Cayman or any Guarantor Subsidiary under the Securities, the FTL-Cayman Guarantee, the Subsidiary Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                  SECTION 11.12. Successors. All agreements of the Company, FTL-Cayman and the Guarantor Subsidiaries in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 11.13. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 11.14. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                          FRUIT OF THE LOOM, INC.


                                          By:
                                             ----------------------------------
                                             Name:
                                             Title:




                                          FRUIT OF THE LOOM, LTD.



                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:



                                          GUARANTOR SUBSIDIARIES:


                                          UNION UNDERWEAR COMPANY, INC.,
                                          a New York corporation

                                          ALICEVILLE COTTON MILL, INC.,
                                          an Alabama corporation

                                          THE B.V.D. LICENSING CORPORATION,
                                          a Delaware corporation

                                          DEKALB KNITTING CORPORATION, INC.,
                                          an Alabama corporation

                                          FAYETTE COTTON MILL, INC.,
                                          an Alabama corporation

                                          FOL CARIBBEAN CORPORATION,
                                          a Delaware corporation

                                          FRUIT OF THE LOOM ARKANSAS, INC.,
                                          an Arkansas corporation

                                          FRUIT OF THE LOOM CARIBBEAN, INC.,
                                          a Delaware corporation

                                         FRUIT OF THE LOOM, INC.,
                                         a New York corporation

                                         FRUIT OF THE LOOM TRADING COMPANY,
                                         a Delaware corporation

                                         FTL REGIONAL SALES COMPANY, INC.,
                                         a Delaware corporation

                                         FTL SALES COMPANY, INC.,
                                         a New York corporation

                                         FRUIT OF THE LOOM, TEXAS, INC.,
                                         a Texas corporation

                                         GITANO FASHIONS LIMITED,
                                         a Delaware corporation

                                         GREENVILLE MANUFACTURING, INC.,
                                         a Mississippi corporation

                                         JET SEW TECHNOLOGIES, INC.,
                                         a New York corporation

                                         LEESBURG YARN MILLS, INC.,
                                         an Alabama corporation

                                         MARTIN MILLS, INC.,
                                         a Louisiana corporation

                                         PRO-PLAYER, INC.,
                                         a New York corporation

                                         RABUN APPAREL, INC.,
                                         a Georgia corporation

                                         RUSSELL HOSIERY MILLS, INC.,
                                         a North Carolina corporation

                                         SALEM SPORTSWEAR CORPORATION,
                                         a Delaware corporation

                                         SALEM SPORTSWEAR, INC.,
                                         a New Hampshire corporation

                                         SHERMAN WAREHOUSE CORPORATION,
                                         a Mississippi corporation

                                         UNION SALES, INC.,
                                         a Delaware corporation

                                         UNION YARN MILLS, INC.,
                                         an Alabama corporation

                                      WHITMIRE MANUFACTURING, INC.,
                                      a South Carolina corporation

                                      WINFIELD COTTON MILL, INC.,
                                      an Alabama corporation



                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:
                                                 of each of the foregoing
                                                 entities identified as a
                                                 Guarantor Subsidiary



                                      THE BANK OF NEW YORK, as Trustee



                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT A


                           [FORM OF FACE OF SECURITY]

No.                                                               $

                              CUSIP No. 359416 AP 9


                           8 7/8% Senior Note Due 2006

                  FRUIT OF THE LOOM, INC., a Delaware corporation, promises to
pay to         , or registered assigns, the principal sum of            Dollars
on April 15, 2006.

                  Interest Payment Dates: April 15 and October 15

                  Record Dates: April 1 and October 1

                  Additional provisions of this Security are set forth on the other side of this Security.


                                                     FRUIT OF THE LOOM, INC.

                                                       by
                                                          ----------------------
                                                             Title:


                                                           ---------------------
                                                             Title:

Dated:

TRUSTEE'S CERTIFICATE OF
         AUTHENTICATION

THE BANK OF NEW YORK                                                [Seal]

  as Trustee, certifies
  that this is one of
  the Securities referred
  to in the Indenture.


  by
     ----------------------------
          Authorized Signatory

                       [FORM OF REVERSE SIDE OF SECURITY]


                           8 7/8% Senior Note Due 2006


1.       Interest

                  Fruit of the Loom, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on April 15 and October 15 of each year commencing on October 15, 1999. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 25, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  The Holder of this Security is entitled to the benefits of the Registration Rights Agreement (the "Registration Rights Agreement") among the Company, FTL-Cayman, the Guarantor Subsidiaries and the Initial Purchasers, dated March 18, 1999, pursuant to which, subject to the terms and conditions thereof, the Company is obligated to consummate the Exchange Offer pursuant to which the Holder of this Security shall have the right to exchange this Security for 87/8% Senior Notes due 2006 (herein called the "Exchange Securities") in like principal amount as provided therein. The Initial Securities and the Exchange Securities are together referred to as the "Securities." The Initial Securities rank pari passu in right of payment with the Exchange Securities.

                  In the event that (a) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 60th calendar day following the date of original issue of the Initial Securities, (b) the Exchange Offer Registration Statement has not been declared effective on or prior to the 120th calendar day following the date of original issue of the Initial Securities, (c) the Exchange Offer is not consummated on or prior to the 150th calendar day following the date of original issue of the Initial Securities or a Shelf Registration Statement is not declared effective on or prior to the 150th calendar day following the date of original issue of the Initial Securities (or, if a Shelf Registration Statement is required to be filed because of the request by any Initial Purchaser, 90 days following the request by any such Initial Purchaser that the Company file the Shelf Registration Statement) or (d) the Exchange Offer Registration Statement or Shelf Registration Statement is declared effective but thereafter ceases to be effective or usable within the applicable period, as provided in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above, a "Registration Default"), the interest rate borne by the Initial Securities shall be increased by an amount equal to one-quarter of one percent per annum upon the occurrence of any Registration Default, which rate will increase by an additional one quarter of one percent each 90-day period that such additional interest continues to accrue under any such circumstance, with an aggregate maximum increase in the interest rate equal to one percent (1%) per annum. Following the cure of all Registration Defaults the accrual of additional interest will cease and the interest rate will revert to the original rate.

2.       Method of Payment

                  The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered holders of Securities at the close of business on the April 1 or October 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by Global Notes (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Securities represented by Physical Notes, the Company will make all payments of principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address.

3.       Paying Agent and Registrar

                  Initially, The Bank of New York, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.       Indenture

                  The Company issued the Securities under an Indenture dated as of March 25, 1999 ("Indenture"), among the Company, FTL-Cayman, the Guarantor Subsidiaries and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of

1939 (15 U.S.C. ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are general unsecured obligations of the Company limited to $250,000,000 aggregate principal amount (subject to Section
2.07 of the Indenture). The Indenture imposes certain limitations on the issuance of Debt by the Company and FTL-Cayman, the issuance of Debt and preferred stock by the Subsidiaries of the Company, the payment of dividends and other distributions and acquisitions or retirements of FTL-Cayman's Capital Stock and Subordinated Obligations, the sale or transfer of assets and Subsidiary stock, transactions with Affiliates, the incurrence of secured debt and sale/leaseback transactions, the merger or consolidation of the Company or FTL-Cayman and the sale of all or substantially all the assets of the Company or FTL-Cayman.

5.       Optional Redemption

                  The Securities are redeemable, in whole or in part, at any time, at the option of the Company at 100% of the principal amount thereof, plus the Make-Whole Premium (as defined in the Indenture), together with all accrued and unpaid interest thereon, if any, to the date of redemption.

6.       Put Provisions

                  Upon a Change of Control, the Company will be required to offer to repurchase all of the Securities at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

7.       Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

                  The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

8.       Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

9.       Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

10.      Defeasance

                  Subject to certain conditions, the Company and FTL-Cayman at any time may terminate some or all of their obligations under the Securities and the Indenture if the Company and FTL-Cayman deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

11.      Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, FTL-Cayman and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to comply with the Act or to add additional covenants or surrender rights conferred upon the Company or FTL-Cayman, or to make any change that does not adversely affect the rights of any Securityholder.

12.      Defaults and Remedies

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon required repurchase, upon declaration or otherwise; (iii) failure by the Company and FTL-Cayman to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Debt of FTL-Cayman or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $25,000,000 and continues for 10 days after the required notice to the Company; (v) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; (vi) certain judgments or decrees for the payment of money in excess of $25,000,000;
(vii) the FTL-Cayman Guarantee ceasing to be effective; and (viii) during Non-Investment Grade Rating Periods, any Subsidiary Guarantee ceasing to be effective. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency with respect to the Company or FTL-Cayman are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

13.      Guarantees

                  The Securities are fully and unconditionally guaranteed by FTL-Cayman pursuant to terms of the FTL-Cayman Guarantee and by each Guarantor Subsidiary pursuant to the terms of the Subsidiary Guarantees, each as specifically described in the Indenture.

14.      Trustee Dealings with the Company

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

15.      No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the Company, FTL-Cayman or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.      Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

17.      Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.      CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:
Fruit of the Loom, Inc., 5000 Sears Tower, Chicago, Illinois 60606, Attention:
Secretary.

--------------------------------------------------------------------------------

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


                  (Print or type assignee's name, address and zip code)

                  (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                             agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date: _________________ Your Signature: ________________________________________


--------------------------------------------------------------------------------
(Sign exactly as your name appears on the other side of this Security)

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.07 of the Indenture, check the box:

                                      [ ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.07 of the Indenture, state the amount and check the box:

                                      [ ]

                  If you want to elect to have this Security repurchased by the Company pursuant to Section 4.11 of the Indenture, check the box:

                                      [ ]

                  If you want to elect to have only part of this Security repurchased by the Company pursuant to Section 4.11 of the Indenture, state the amount and check the box:

                                      [ ]

Date: __________________ Your Signature:________________________________________
                           (Sign exactly as your name appears on the other side of this Security)


Signature Guarantee:____________________________________________________________
                              (Signature must be guaranteed )

                                                                       EXHIBIT B

                           [FORM OF FACE OF SECURITY]

                                     No. $

                              CUSIP No. 359416 AQ 7


                           8 7/8% Senior Note Due 2006

                  FRUIT OF THE LOOM, INC., a Delaware corporation, promises to
pay to                   , or registered assigns, the principal sum of
Dollars on April 15, 2006.

                  Interest Payment Dates: April 15 and October 15

                  Record Dates: April 1 and October 1

                  Additional provisions of this Security are set forth on the other side of this Security.


                                    FRUIT OF THE LOOM, INC.

                                       by
                                          -----------------------------
                                          Title:



                                       by
                                          -----------------------------
                                          Title:


Dated:

TRUSTEE'S CERTIFICATE OF
         AUTHENTICATION

THE BANK OF NEW YORK                                [Seal]

  as Trustee, certifies
  that this is one of
  the Securities referred
  to in the Indenture.


  by
    ------------------------------------
         Authorized Signatory

                       [FORM OF REVERSE SIDE OF SECURITY]


                           8 7/8% Senior Note Due 2006


1.       Interest

                  Fruit of the Loom, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on April 15 and October 15 of each year commencing October 15, 1999. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 25, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.       Method of Payment

                  The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered holders of Securities at the close of business on the April 1 or October 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by Global Notes (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Securities represented by Physical Notes, the Company will make all payments of principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address.

3.       Paying Agent and Registrar

                  Initially, The Bank of New York, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.       Indenture

                  The Company issued the Securities under an Indenture dated as of March 25, 1999 ("Indenture"), among the Company, FTL-Cayman, the Guarantor Subsidiaries and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are general unsecured obligations of the Company limited to $250,000,000 aggregate principal amount (subject to Section
2.07 of the Indenture). The Indenture imposes certain limitations on the issuance of Debt by the Company and FTL-Cayman, the issuance of Debt and preferred stock by the Subsidiaries of the Company, the payment of dividends and other distributions and acquisitions or retirements of FTL-Cayman's Capital Stock and Subordinated Obligations, the sale or transfer of assets and Subsidiary stock, transactions with Affiliates, the incurrence of secured debt and sale/leaseback transactions, the merger or consolidation of the Company or FTL-Cayman and the sale of all or substantially all the assets of the Company or FTL-Cayman.

5.       Optional Redemption

                  The Securities are redeemable, in whole or in part, at any time, at the option of the Company at 100% of the principal amount thereof, plus the Make-Whole Premium (as defined in the Indenture), together with all accrued and unpaid interest thereon, if any, to the date of redemption.

6.       Put Provisions

                  Upon a Change of Control, the Company will be required to offer to repurchase all of the Securities at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

7.       Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

                  The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

8.       Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

9.       Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

10.      Defeasance

                  Subject to certain conditions, the Company and FTL-Cayman at any time may terminate some or all of their obligations under the Securities and the Indenture if the Company and FTL-Cayman deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

11.      Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, FTL-Cayman and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to comply with the Act or to add additional covenants or surrender rights conferred upon the Company or FTL-Cayman, or to make any change that does not adversely affect the rights of any Securityholder.

12.      Defaults and Remedies

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon required repurchase, upon declaration or otherwise;
(iii) failure by the Company or FTL-Cayman to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Debt of FTL-Cayman or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $25,000,000 and continues for 10 days after the required notice to the Company; (v) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; (vi) certain judgments or decrees for the payment of money in excess of $25,000,000; (vii) the FTL-Cayman Guarantee ceasing to be effective; and (viii) during Non-Investment Grade Rating Periods, any Subsidiary Guarantee ceasing to be effective. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency with respect to the Company or FTL-Cayman are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

13.      Guarantees

                  The Securities are fully and unconditionally guaranteed by FTL-Cayman pursuant to terms of the FTL-Cayman Guarantee and by each Guarantor Subsidiary pursuant to the terms of the Subsidiary Guarantees, each as specifically described in the Indenture.

14.      Trustee Dealings with the Company

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the

Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

15.      No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the Company, FTL-Cayman or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.      Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

17.      Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.      CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:
Fruit of the Loom, Inc., 5000 Sears Tower, Chicago, Illinois 60606, Attention:
Secretary.

--------------------------------------------------------------------------------

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


                  (Print or type assignee's name, address and zip code)

                  (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                             agent to transfer this
Security on the books of the
Company.  The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date: _________________ Your Signature: ________________________________________


--------------------------------------------------------------------------------
(Sign exactly as your name appears on the other side of this Security)

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.07 of the Indenture, check the box:

                                      [ ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.07 of the Indenture, state the amount and check the box:
$_____________________


                                      [ ]

                  If you want to elect to have this Security repurchased by the Company pursuant to Section 4.11 of the Indenture, check the box:

                                      [ ]

                  If you want to elect to have only part of this Security repurchased by the Company pursuant to Section 4.11 of the Indenture, state the amount and check the box:
$------------------

                                       [ ]


Date: __________________ Your Signature:________________________________________
                         (Sign exactly as your name appears on the other side
                          of this Security)


Signature Guarantee:____________________________________________________________
                                      (Signature must be guaranteed )

                                                                       Exhibit C


                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation
                          ----------------------------



                                                                 -----------, --



Attention:


         Re:      Fruit of the Loom, Inc. (the "Company")
                  8 7/8% Senior Notes due 2006 (the "Notes")
                  -----------------------------------------

Ladies and Gentlemen:

                  In connection with our proposed sale of $_________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  1. the offer of the Notes was not made to a person in the United States;

                  2. either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                  3. no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                  4. the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  5. we have advised the transferee of the transfer restrictions applicable to the Notes.

                  You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquire with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.


                                                  Very truly yours,

                                                  [Name of Transferee]



                                                   By
                                                      --------------------------





                                      C-1